Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

MONEYGRAM INTERNATIONAL, INC.

AND

RIPPLE LABS INC.

DATED AS OF JUNE 17, 2019

EXHIBITS

Exhibit A	Warrant Agreement
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Additional Closing Officer’s Certificate
Exhibit D	Form of Purchaser Observer/Director NDA

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June 17, 2019 (the “Effective Date”), by and between MoneyGram International, Inc., a Delaware corporation (the “Company”), and Ripple Labs Inc., a Delaware corporation (“Purchaser”). Purchaser and the Company are each referred to herein as a “Party” and, together, as the “Parties.”

WHEREAS, the Company and Purchaser desire to enter into this Agreement to set forth the terms and conditions by which the Company shall issue, and Purchaser shall purchase, from time to time as provided herein, shares of common stock, $0.01 par value, of the Company (“Common Stock”) and Warrants (as defined below);

WHEREAS, simultaneously with the execution of this Agreement, Silicon Valley Bank (the “LOC Bank”) is issuing a letter of credit (the “Letter of Credit”) on behalf of Purchaser for the benefit of the Company in a face amount equal to $20 million (the “LOC Amount”), which backstops a commitment by Purchaser to purchase shares of Common Stock and Warrants up to an amount equal to the LOC Amount and which may be drawn by the Company subject to and in accordance with the terms and conditions set forth in the Letter of Credit and this Agreement;

WHEREAS, simultaneously with the execution of this Agreement, Purchaser and the Company are entering into that certain commercial agreement (the “Commercial Agreement”), pursuant to which the Company and its Subsidiaries will (a) obtain access to, and specified support from, Purchaser, for implementation and use of Purchaser’s xRapid platform (the “Platform”) relating to transfer and receipt of cross-border payments in agreed corridors and (b) agree to use its commercially reasonable efforts to deploy the Platform for such purpose;

WHEREAS, simultaneously with the execution of this Agreement, Purchaser and THL (as defined below) are entering into that certain Letter Agreement (the “THL Letter Agreement”), pursuant to which THL will agree to enter into, in the event a Purchaser Director (as defined below) is appointed to the Company Board, a customary voting and support agreement (the “THL Voting Agreement”), pursuant to which THL will agree to vote its Equity Securities (as defined below) in favor of the Purchaser Director at each meeting of stockholders of the Company at which such Purchaser Director is nominated for election; provided, that, in each case, the voting and support obligations set forth therein shall only be effective if and so long as Purchaser has the right to designate a Purchaser Director; and provided, further, that the voting and support obligations set forth therein shall terminate upon THL and its Affiliates ceasing to own, in the aggregate, 10% or more of any class of Equity Securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934; and

WHEREAS, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Purchaser, from time to time as provided herein, and Purchaser shall purchase from the Company, (i) shares of Common Stock on the Effective Date and (ii) after the Effective Date, an amount of Common Stock up to an amount equal to the LOC Amount or to the extent applicable as set forth herein, Warrants.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS; INTERPRETATION

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings.

“Additional Closing Company Representations” shall mean the representations and warranties of the Company contained in Section 4.1 (Existence); Section 4.2 (Power; Authorization; Enforceable Obligations); Section 4.3 (No Conflict or Violation); Section 4.4 (Valid Issuance); and Section 4.5 (Listing).

“Additional Closing Date” shall mean with respect to any Additional Closing, the date on which such Additional Closing occurs, which shall be the fifth Business Day following the delivery by the Company of a Draw Notice with respect to such Additional Closing.

“Additional Closing Purchaser Representations” shall mean the representations and warranties of Purchaser contained in Section 3.1 (Existence); Section 3.2 (Power; Authorization; Enforceable Obligations); and Section 3.3 (No Conflict or Violation).

“Additional Closings” shall have the meaning set forth in Section 2.2(a).

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Agreement” shall have the meaning set forth in the preamble.

“Alternative Ownership Threshold” shall have the meaning set forth in Section 6.4(d).

“Anti-Bribery Laws” means anti-bribery and anti-corruption Laws, including (i) the Foreign Corrupt Practices Act, (ii) the United Kingdom Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states and (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Money Laundering Laws” means anti-money laundering-related Laws, including, (i) the European Union Anti-Money Laundering Directives and any Laws, circulars or instructions implementing or interpreting the same and (ii) the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended.

“Applicable Board Committee” shall mean any committee of the Company Board.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Board Compliance Requirements” shall have the meaning set forth in Section 6.4(a).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in New York, New York, San Francisco, California or Dallas, Texas are required or authorized by Law to be closed.

“Change of Control” shall mean any transaction in which any Person (i) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding voting power (including securities exercisable, convertible or exchangeable into voting securities) of the Company by means of merger, stock sale, recapitalization, exchange, consolidation or other similar transaction or (ii) acquires all or substantially all of the Company’s assets.

“Claim” shall mean any civil, criminal, or administrative actions, suits, demands, claims, hearings, investigations, petitions, grievances, proceedings, settlements, or enforcement actions commenced, brought, conducted or heard by or before otherwise involving, a Governmental Authority or any arbitrator or arbitration panel.

“Commercial Agreement” shall have the meaning set forth in the recitals.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring on the earliest to occur of: (a) the date on which Purchaser shall have purchased Common Stock or Warrants pursuant to this Agreement for an aggregate purchase price amount equal to $50,000,000.00, (b) June 30, 2020 and (c) a Termination Event.

“Common Stock” shall have the meaning set forth in the recitals.

“Common Stock Purchase Price” shall mean, with respect to any Letter of Credit Draw, the greater of (a) $4.10 and (b) in the event the price of the Common Stock on NASDAQ exceeds $4.10 per share as of the close of regular trading on the Trading Day immediately prior to the date the Company delivers a Draw Notice to the LOC Bank, the lesser of (i) 150% of the 30-Trading-Day VWAP of the Common Stock as of the close of regular trading on the Trading Day immediately prior to the date the Company delivers a Draw Notice to the LOC Bank and (ii) $6.40.

“Company” shall have the meaning set forth in the preamble.

“Company Board” shall mean the board of directors of the Company.

“Company Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended, modified or supplemented from time to time.

“Company Indemnitees” shall have the meaning set forth in Section 5.1(c).

“Company Option” shall mean an outstanding option to purchase shares of Common Stock.

“Company Reports” shall mean all reports, registration statements and other documents required to be filed or furnished by the Company with the SEC, each as may be supplemented, modified or amended from time to time.

“Company RSUs” shall mean restricted stock units granted pursuant to the Company Stock Plan, whether vested or unvested, representing the right to receive shares of Common Stock, whether subject to performance-based vesting requirements or time-based vesting requirements.

“Company Stock Plan” shall mean the Company’s 2005 Omnibus Incentive Plan, as amended, restated, modified or supplemented from time to time.

“Competitive Product” shall mean any product or solution that utilizes a cryptocurrency as a bridge currency for cross-border settlement.

“Contractual Obligation” shall mean, as to any Person, any provision of any contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Creditors’ Rights” shall mean applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally and general equitable principles.

“Derivative Securities” shall mean any right, option, warrant or other security convertible into or exercisable for Common Stock, including the Series D Preferred Stock.

“Disclosure Schedules” shall have the meaning set forth in Section 8.9.

“Draw Notice” shall mean a written notice to the LOC Bank setting forth the Letter of Credit Draw that the Company requests from the LOC Bank pursuant to the Letter of Credit and which identifies the Additional Closing Date and which includes the Draw Notice Representation.

“Draw Notice Representation” means the following representation, which the Company is required to make to the LOC Bank to validly deliver a Draw Notice: “MoneyGram represents that (a) that delivery of this demand is permitted by the terms of the Agreement, (b) no Termination Event has occurred and is continuing under the Agreement and (c) no event has occurred and is continuing since the date of the Agreement which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default under MoneyGram’s senior secured first lien term facility (or any successor debt facility) or senior secured second lien term facility (or any successor debt facility).”

“Effective Date” shall have the meaning set forth in the preamble.

“Equity Securities” shall mean Common Stock and any Derivative Security of Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Event of Default” (or, if not defined, such analogous term) shall have the meaning set forth in the applicable agreement governing the Company’s senior secured first lien term facility (or any successor debt facility) or senior secured second lien term facility (or any successor debt facility).

“Foreign Corrupt Practices Act” shall have the meaning set forth in Section 4.12(b)(ii).

“Financial Statements” shall have the meaning set forth in Section 4.7.

“Fraud” shall mean common law fraud under Delaware law.

“Fundamental Representations” shall mean the representations and warranties of the Company contained (i) in the first sentence of Section 4.1 (Existence); (ii) Section 4.2 (Power; Authorization), but not including the last sentence of Section 4.2; and (iii) Section 4.4 (Valid Issuance).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any multinational, national, federal, state, local or foreign court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization.

“GS” shall mean Goldman Sachs & Co. LLC and funds affiliated with Goldman Sachs & Co. LLC that own Series D Preferred Stock.

“Holdco Entity” shall mean an entity, if any, (i) that owns all of Purchaser’s outstanding stock and (ii) whose stockholders are the same Persons who were Purchaser’s stockholders immediately prior to such time that such entity acquired all of Purchaser’s outstanding stock and who own stock in such entity in the same relative percentages as they owned stock in Purchaser.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.1(b).

“Initial Closing” shall have the meaning set forth in Section 2.1(b).

“Initial Investment” shall have the meaning set forth in Section 2.1(a).

“Initial Purchase Price” shall have the meaning set forth in Section 2.1(a).

“Initial Shares” shall have the meaning set forth in Section 2.1(a).

“Initial Warrant” shall have the meaning set forth in Section 2.1(a).

“Key Corridors” shall mean the European Union and the United States to and from Mexico and the Philippines.

“Law” shall mean any law, statute, code, ordinance, rule, regulation, judgment, order, award, writ, decree, administrative order, code of practice or injunction issued, promulgated or entered into by or with any Governmental Authority.

“Letter of Credit” shall have the meaning set forth in the recitals.

“Letter of Credit Draw” shall mean the portion of the LOC Amount requested by the Company in the Draw Notice.

“Lien” shall mean any mortgage, deed of trust, hypothecation, lien, pledge, encumbrance, charge, security interest, judgment lien, easement, servitude or, in each case, any other similar encumbrance.

“LOC Amount” shall have the meaning set forth in the recitals.

“LOC Bank” shall have the meaning set forth in the recitals.

“Lock-Up Period” shall mean the period beginning on the Effective Date and ending on the earlier to occur of (a) June 30, 2020 and (b) a Termination Event.

“Lock-Up Securities” shall have the meaning set forth in Section 6.2(a).

“Market Price” means, with respect to any particular measurement date, the closing price of a share of Common Stock as reported on NASDAQ for the Trading Day immediately preceding such measurement date.

“Material Adverse Effect” shall mean any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, or occurrences, has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur, there shall be excluded any effect on the Company and its Subsidiaries to the extent caused by, resulting from or relating to (i) any change after the date of this Agreement in laws of general applicability (including any change in immigration, tariff or trade policies) or published interpretations thereof by Governmental Authorities or in GAAP; (ii) the announcement, disclosure or execution of this Agreement or the transactions contemplated hereby, including the identity of Purchaser and the Platform, including any effect on the Company’s relationships (whether contractual or otherwise) with its customers, suppliers, licensors, landlords, joint venture partners, financing sources, agents or employees; (iii) any changes after the date of this Agreement in general political, economic or business conditions in the United States or any country or region in the world in which the Company or any of its Subsidiaries does business (including any changes resulting from the impending withdrawal of the United Kingdom from the European Union), or any changes in securities, credit or capital market conditions, including interest rates or exchange rates; (iv) the failure by the Company and its Subsidiaries to meet internal projections or forecasts or published revenue or earnings predictions for any period ending on or after the date of this Agreement or a decrease in the market price of shares of Common Stock; provided, that, the exception in this clause (iv) shall not prevent the underlying facts giving rise or contributing to such failure or decrease from being taking into account in determining whether a Material

Adverse Effect has occurred; (v) hurricanes, earthquakes, floods or other natural disasters; (vi) the commencement, continuation or escalation of a war (whether or not declared), armed hostilities or acts of terrorism; (vii) any change or effect generally affecting the money transmission industry; (viii) the performance by the Company or any of its affiliates of its or their express obligations under this Agreement; or (ix) any action or omission by the Company taken at the express written request of Purchaser; provided, that, the effect of any change or event described in clauses (i), (iii), (v), (vi) or (vii) shall be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur to the extent that such change or event has a disproportionate impact on the Company and its Subsidiaries relative to other participants in the money transmission industry.

“Money Transmitter License” shall mean any approval that is necessary under any and all legal requirements relating to the business of transmitting money or other payment or money services businesses to entitle the Company or any of its Subsidiaries to carry on and conduct its businesses as currently conducted.

“NASDAQ” shall mean The Nasdaq Stock Market.

“Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena, demand, request, writ, decree or verdict entered, issued, made or rendered by any Governmental Authority.

“Ownership Threshold” shall have the meaning set forth in Section 6.4(d).

“Party” or “Parties” shall have the meaning set forth in the preamble.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, government or any agency or political subdivision thereof, or any other entity or any group (as defined in Section 13(d) of the Exchange Act) composed of two or more of the foregoing.

“Platform” shall have the meaning set forth in the recitals.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Director” shall have the meaning set forth in Section 6.4(b)(i).

“Purchaser Indemnitees” shall have the meaning set forth in Section 5.1(b).

“Purchaser Observer” shall have the meaning set forth in Section 6.4(a).

“Purchaser Operating Executive” shall mean the Operating Executive (as defined in the Commercial Agreement).

“Purchaser Voting Agreement” shall have the meaning set forth in Section 6.4(c).

“Registration Rights Agreement” shall have the meaning set forth in Section 6.1.

“Regulatory Ownership Cap” shall mean 9.95% of the Voting Securities of the Company (not including shares of Common Stock underlying unexercised Warrants) or such other amount of the securities of the Company the acquisition of which would require either Purchaser or the Company to obtain prior approval or non-objection of any Governmental Authority, as may be reasonably determined by the Parties and mutually agreed in good faith.

“Representatives” shall mean, with respect to a Person, the officers, employees and agents and representatives of such Person, including any investment banker, financial advisor, attorney, accountant or other authorized advisor, agent or representative retained by such Person in connection with the transactions contemplated by this Agreement.

“Required Regulatory Approvals” shall mean approvals or confirmations of non-objections related to Money Transmitter Licenses of the Company or its Subsidiaries permitting the acquisition by Purchaser of securities in excess of the Regulatory Ownership Cap and the appointment by Purchaser of a Purchaser Director, as applicable, in accordance with this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Series D Preferred Stock” shall mean the Series D Participating Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Subsidiary” shall mean, with respect to any person, any other corporation, partnership, joint venture, limited liability company or any other entity (a) of which such first person or a Subsidiary of such first person is a general partner or managing member or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned or controlled by such first person.

“Termination Event” shall mean the occurrence of any of the following:

(a) the Commercial Agreement is terminated pursuant to the terms thereof by Purchaser due to a material breach by the Company or by the Company other than due to a material breach by Purchaser, including due to a Termination Event;

(b) (i) the Company commences any Claim (A) under any existing or future Law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, (ii) the Company makes a general assignment for the benefit of its creditors or (iii) a court shall have entered a decree or order for relief against the Company in any involuntary case under Title 11 of the United States Code, as amended from time to time, or any applicable bankruptcy or similar Law now or hereafter in effect, which decree or order is not stayed, vacated, discharged, or bonded pending appeal within 90 days from the entry thereof;

(c) an Event of Default occurs and is continuing under the Company’s senior secured first lien term facility (or any successor debt facility) or senior secured second lien term facility (or any successor debt facility) that is not cured or waived for a period exceeding 45 days (provided that the Company will not draw under the Letter of Credit to cure such an Event of Default);

(d) the Company experiences a material adverse regulatory action that prevents or materially impairs the Company from providing money transfer services in Key Corridors or that otherwise would reasonably be expected to materially impair the Company’s ability to attain the transaction volumes contemplated in the Commercial Agreement and that is not resolved for a period exceeding 45 days; or

(e) the Company undergoes a Change of Control.

provided, that, to the extent that an event described in (a) through (e) above occurs and Purchaser elects (in its sole discretion) to deliver a writing to the Company waiving the occurrence of such event as a “Termination Event”, then the occurrence of such event shall not be considered a “Termination Event” for purposes of this Agreement.

“THL” shall mean Thomas H. Lee Partners, L.P. and funds affiliated with Thomas H. Lee Partners, L.P.

“THL Letter Agreement” shall have the meaning set forth in the recitals.

“THL Voting Agreement” shall have the meaning set forth in the recitals.

“Trading Day” shall mean any day on which the Common Stock is listed or quoted and traded on NASDAQ.

“Transaction Agreement” shall mean the Registration Rights Agreement, the Warrant Agreement, any Warrant and the Letter of Credit and any certificate (including any Draw Notice), instrument or document contemplated by this Agreement or the transactions contemplated hereby or thereby. For the avoidance of doubt, the Commercial Agreement and Voting Agreements are not Transaction Agreements.

“Voting Agreements” shall mean the THL Voting Agreement and Purchaser Voting Agreement.

“Voting Securities” shall mean Equity Securities the holders of which, at the time of determination, are entitled to vote for the election of directors of the Company.

“VWAP” per share of Common Stock for any specified period of determination shall mean the per share volume-weighted average Market Price over such period.

“Warrant” shall mean a warrant in the form attached to the Warrant Agreement as Exhibit A issued by the Company to Purchaser pursuant to this Agreement, and which has a per share exercise price of $0.01 per share.

“Warrant Agent” shall mean Equiniti Trust Company, a limited trust company organized under the laws of the State of New York.

“Warrant Agreement” shall mean that certain Warrant Agreement attached hereto as Exhibit A hereto, dated as of the Effective Date, by and between the Company and the Warrant Agent.

“Warrant Purchase Price” shall mean, with respect to any Letter of Credit Draw, the greater of (a) $4.10 and (b) in the event the price of the Common Stock on NASDAQ exceeds $4.10 per share as of the close of regular trading on the Trading Day immediately prior to the date the Company delivers a Draw Notice to the LOC Bank, the lesser of (i) 100% of the 30-Trading-Day VWAP of the Common Stock as of the close of regular trading on the Trading Day immediately prior to the date the Company delivers a Draw Notice to the LOC Bank and (ii) $6.40.

Section 1.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “from” means “from and including.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. References to any Law include references to any associated rules and regulations with respect thereto. In this Agreement, all references to “dollars” or “$” are to United States dollars. This Agreement and any Transaction Agreement shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

ARTICLE 2.

SALE AND PURCHASE

Section 2.1 Initial Investment.

(a) Initial Purchase and Sale. The Company shall issue and sell to Purchaser, and Purchaser shall purchase and acquire from the Company (the “Initial Investment”), (i) 5,610,923 shares (the “Initial Shares”) of Common Stock for $4.10 per share and (ii) a Warrant exercisable for 1,706,151 shares of Common Stock (the “Initial Warrant”) with a per share reference price of $4.10 per share of Common Stock, for an aggregate purchase price of $30,000,003.40 (the “Initial Purchase Price”).

(b) Initial Closing. The closing of the Initial Investment (the “Initial Closing”) shall occur by electronic exchange of documents at 10:00 A.M. Central Time on the Effective Date. All items delivered by Purchaser and the Company at the Initial Closing (including pursuant to Section 2.1(c) and Section 2.1(d)) shall be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered or waived.

(c) Initial Closing Deliverables of the Company. Subject to the terms and conditions set forth in this Agreement, on the Effective Date, the Company shall deliver to Purchaser:

(i) a copy of the Registration Rights Agreement, duly executed by the Company;

(ii) a copy of the Warrant Agreement, duly executed by the Company and the Warrant Agent;

(iii) a copy of the THL Letter Agreement, duly executed by THL;

(iv) a certificate in the name of Purchaser representing the Initial Shares, free and clear of any Liens other than those created or incurred by Purchaser (provided that in lieu of delivering a certificate for the Initial Shares, the Company may cause such shares to be registered in book-entry form by the Company’s transfer agent for Common Stock);

(v) a copy of the Commercial Agreement, duly executed by the Company; and

(vi) the Initial Warrant, duly executed by the Company and free and clear of any Liens other than those created or incurred by Purchaser.

(d) Initial Closing Deliverables of Purchaser. Subject to the terms and conditions set forth in this Agreement, on the Effective Date, Purchaser shall deliver to the Company:

(i) the Initial Purchase Price for the Initial Shares and the Initial Warrant to the Company by wire transfer of U.S. dollars in immediately available funds to an account specified by the Company in writing at least two Business Days prior to the date hereof;

(ii) a copy of the Registration Rights Agreement, duly executed by Purchaser;

(iii) an original Letter of Credit, duly executed by Purchaser, the LOC Bank and the other parties thereto, which Letter of Credit shall (A) expire upon the earlier to occur of June 30, 2020 and a Termination Event and (B) provide for multiple drawings thereunder; and

(iv) a copy of the Commercial Agreement, duly executed by Purchaser; and

(v) a copy of the THL Letter Agreement, duly executed by Purchaser.

Section 2.2 Additional Closings.

(a) General. Subject to Section 6.3 and the satisfaction or waiver of the conditions set forth in Article 7, the Company may from time to time elect to issue and sell additional shares of Common Stock and Warrants to Purchaser in accordance with the terms set forth herein on the applicable Additional Closing Date (each, an “Additional Closing” and together, the “Additional Closings”), by delivering at least five Business Days’ written notice to Purchaser, which notice shall be accompanied by the certificate contemplated by Section 7.1(d), and by requesting a Letter of Credit Draw from the LOC Bank by the delivery of a Draw Notice to the LOC Bank, with a copy to Purchaser. Each Additional Closing shall occur by electronic exchange of documents at 10:00 A.M. Central Time on the Additional Closing Date of such Additional Closing. Subject to the terms and conditions set forth in this Agreement, including Section 2.2(c), the number of shares of Common Stock that Purchaser shall receive for each Letter of Credit Draw shall be determined by dividing the amount of the Letter of Credit Draw by the Common Stock Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The maximum amount of all Letter of Credit Draws that the Company may make under this Agreement (and the maximum consideration Purchaser is obligated to pay for Common Stock and/or Warrants hereunder at Additional Closings) shall not exceed the LOC Amount.

(b) Draw Notice. Subject to Section 2.2(a) and Section 6.3, at any time during the Commitment Period, in order to exercise its right to issue and sell additional Common Stock or Warrants to Purchaser and request a Letter of Credit Draw, the Company shall concurrently deliver (i) a Draw Notice to the LOC Bank at least five Business Days prior to the applicable Additional Closing Date and (ii) a copy of any Draw Notice to Purchaser. Notwithstanding anything to the contrary in this Agreement, the Company shall not deliver a Draw Notice to the LOC Bank unless the conditions precedent set forth in Section 7.1 and Section 7.2 are satisfied or waived at such time (based on the Company’s knowledge at such time and other than those to be satisfied or waived at the applicable Additional Closing itself, but subject to such conditions being satisfied at the Additional Closing), and delivery of a Draw Notice shall be deemed to constitute a representation to Purchaser and the LOC Bank that such conditions have been satisfied or waived at such time (other than those to be satisfied or waived at the applicable Additional Closing itself, but subject to such conditions being satisfied at the Additional Closing). If the Company becomes aware, at any time after a Draw Notice is delivered, that the related Additional Closing will not occur promptly upon funding of the Letter of Credit Draw for any reason (including because the conditions set forth in Section 7.1 and Section 7.2 will not be satisfied or waived as of the applicable Additional Closing), then (x) the Company shall promptly deliver written notice to the LOC Bank rescinding such Draw Notice and, (y) if the applicable Letter of Credit Draw is funded, the Company shall be deemed to receive such funds in trust for the benefit of Purchaser, and shall promptly remit such funds to Purchaser. The Company acknowledges and agrees that its obligation to remit funds in accordance with the preceding sentence is not to be subject to setoff or counterclaim of any kind.

(c) Regulatory Ownership Cap; Warrants. If the Company delivers a Draw Notice with respect to a Letter of Credit Draw and (x) the applicable number of shares of Common Stock to be acquired by Purchaser in connection with such Letter of Credit Draw would result in Purchaser Beneficially Owning more than the Regulatory Ownership Cap, and (y) the Required Regulatory Approvals have not been obtained as of the date of such Letter of Credit Draw, then:

(i) to the extent Purchaser Beneficially Owns a number of shares of Common Stock less than the Regulatory Ownership Cap, the Company shall issue, and Purchaser shall receive, a number of shares of Common Stock that would result in Purchaser owning a number of shares of Common Stock equal to the Regulatory Ownership Cap minus the number of shares of Common Stock Purchaser Beneficially Owns immediately prior to such Letter of Credit Draw; and

(ii) the Company shall issue a Warrant exercisable for a number of shares of Common Stock equal to (1)(A) the amount of such Letter of Credit Draw minus (B) (x) the number of shares of Common Stock issued pursuant to Section 2.2(c)(i) (if any) multiplied by (y) the Common Stock Purchase Price divided by (2) the Warrant Purchase Price.

(d) Additional Closings. On each Additional Closing, the Company shall deliver to Purchaser the applicable number of shares of Common Stock in certificated form (provided that in lieu of delivering a certificate for such shares, the Company may cause such shares to be registered in book-entry form by the Company’s transfer agent for Common Stock), or, to the extent applicable pursuant to Section 2.2(c), a Warrant exercisable for the applicable number of shares of Common Stock in certificated form (provided that in lieu of delivering a certificate for such shares, the Company may cause such shares to be registered in book-entry form by the Company’s transfer agent for Common Stock), in each case free and clear of all Liens other than those created or incurred by Purchaser representing the amount of shares of Common Stock or Warrants purchased at such Additional Closing, registered in the name of Purchaser. In addition, on or prior to the Additional Closing, each of the Company and Purchaser shall deliver to each other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.3 Conditions to Additional Closings. Each of the Company and Purchaser agree that (a) the obligation of Purchaser to purchase shares of Common Stock or Warrants, as applicable (and to cause the LOC Bank to provide payment for such purchase), at an Additional Closing, is subject to the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2 and (b) the obligation of the Company to deliver shares of Common Stock or Warrants, as applicable, at an Additional Closing is subject to the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2.

Section 2.4 Notice of Termination Event; Reasonable Cooperation.

(a) In the event (i) a Termination Event occurs or (ii) an Event of Default occurs under the Company’s senior secured first lien term facility (or any successor debt facility) or senior secured second lien term facility (or any successor debt facility), the Company shall, in either case, promptly after becoming aware or having knowledge of such event (and in any event within two Business Days after becoming aware or having knowledge of such event), notify Purchaser in writing of the occurrence of such event, together with a reasonable description thereof.

(b) In the event that the Company and Purchaser mutually agree that a Termination Event has occurred and is continuing, the Company shall cooperate in good faith with Purchaser to terminate the Letter of Credit, including by, upon Purchaser’s request, returning the Letter of Credit for cancellation, notifying the LOC Bank that a Termination Event has occurred and requesting that the LOC Bank terminate the Letter of Credit.

Section 2.5 Legends.

(a) Common Stock. Each certificate evidencing shares of Common Stock issued hereunder shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 17, 2019, AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MONEYGRAM INTERNATIONAL, INC. (THE “COMPANY”).

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS, IN RELIANCE UPON APPLICABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH STATE AND FOREIGN SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN CONTRAVENTION OF THE 1933 ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE U.S. STATE OR FOREIGN SECURITIES LAWS, OR THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY) THAT NO SUCH REGISTRATION IS REQUIRED.

(b) Warrant. Each Warrant issued hereunder shall bear the legend in substantially the form set forth on the form of Warrant attached to the Warrant Agreement as Exhibit A.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except in each case as set forth in the corresponding section or subsection of the Disclosure Schedules, Purchaser hereby represents and warrants to the Company that the following are true as of the Effective Date and, with respect to the Additional Closing Purchaser Representations, as of each Additional Closing Date:

Section 3.1 Existence. Purchaser: (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

Section 3.2 Power; Authorization; Enforceable Obligations. Purchaser: (a) has the power and authority to execute, deliver and perform its obligations under this Agreement and each Transaction Agreement to which it is or will be a party, including to purchase Common Stock and Warrants issuable hereunder, (b) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the purchase of Common Stock and Warrants on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Purchaser in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the purchase of Common Stock and Warrants on the terms and under the circumstances provided for herein. This Agreement has been, and each Transaction Agreement to which Purchaser is or will be a party has been or will be at or prior to the applicable Additional Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each such Transaction Agreement when so executed and delivered will constitute, the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its and their terms, subject to Creditors’ Rights.

Section 3.3 No Conflict or Violation. Assuming receipt of the Required Regulatory Approvals to acquire securities in excess of the Regulatory Ownership Cap, the execution, delivery and performance of this Agreement and each Transaction Agreement to which it is or will be a party by Purchaser and the purchase of Common Stock and Warrants pursuant hereto by Purchaser do not and will not violate any applicable Law or Contractual Obligation of Purchaser or permit the acceleration of any material obligation of Purchaser pursuant to any such Contractual Obligation except, in each case, as would not have a material adverse effect on Purchaser’s ability to consummate such Additional Closing.

Section 3.4 Ownership of Equity Securities. As of the Effective Date, neither Purchaser nor any of its controlled Affiliates (a) Beneficially Own any Equity Securities of the Company, excluding the shares of Common Stock acquired pursuant to the Initial Investment or (b) has an open short position in the Common Stock of the Company.

Section 3.5 Foreign Ownership. No Person residing or domiciled outside of the United States of America Beneficially Owns, directly or indirectly, more than 10% of the outstanding voting interests of Purchaser or any of its Subsidiaries.

Section 3.6 Brokers. No broker or finder is entitled to any brokerage or finder’s fees or other commission payable by the Company in respect of the transactions contemplated by this Agreement and the Transaction Agreements based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser or its Affiliates.

Section 3.7 No Other Representations or Warranties; Disclaimer.

(a) Purchaser acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company; (b) has been afforded the opportunity to ask questions of and receive answers from officers of the Company; and (c) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby and, except for the representations and warranties contained in Article 4 or in any Transaction Agreement to which the Company is or will be a party, Purchaser has not relied on and none of the Company, its Subsidiaries or any of their respective affiliates or Representatives makes or has made any representation or warranty, either express or implied, whether written or oral, concerning the Company, its Subsidiaries or any of their respective affiliates or any of their respective businesses, operations, assets, liabilities, results of operations, securities, condition (financial or otherwise) or prospects, the transactions contemplated by this Agreement and the Transaction Agreements or otherwise with respect to any information provided by or on behalf of the Company, its Subsidiaries or any of their respective affiliates or Representatives. Without limiting the foregoing, Purchaser further acknowledges and agrees that none of the Company nor any of its stockholders, directors, officers, employees, affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Purchaser hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Purchaser is familiar, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Purchaser will have no Claim against the Company or any of its stockholders, directors, officers, employees, affiliates, advisors, agents or other Representatives with respect thereto.

(b) Purchaser understands that the Common Stock and Warrants issuable hereunder will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Common Stock and Warrants issuable hereunder shall be characterized as “restricted securities” under federal securities laws and that under such laws and applicable regulations the Common Stock and Warrants issuable hereunder cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Purchaser is acquiring the Common Stock and Warrants solely for Purchaser’s own account for investment purposes as a principal and not with a view to the resale or distribution of all or any part thereof. Purchaser is aware that there may be legal and practical limits on Purchaser’s ability to sell or dispose of any of the Common Stock and Warrants and, therefore, that Purchaser should be prepared to bear the economic risk of its investment for an indefinite period of time.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except in each case (a) as disclosed in the Company Reports filed on or after January 1, 2018 and prior to the date of this Agreement (excluding all disclosures (other than statements of historical fact) in any “Risk Factors” section or “forward looking statements” and any disclosures included in any such Company Reports that are predictive or forward looking in nature) or (b) as set forth in the corresponding section or subsection of the Disclosure Schedules, the Company hereby represents and warrants to Purchaser that the following are true as of the Effective Date and, with respect to the Additional Closing Company Representations, as of each Additional Closing Date:

Section 4.1 Existence. The Company: (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged. Each of the Company’s Subsidiaries is a corporation or limited liability company duly incorporated or formed, validly existing and (in the jurisdictions where such concept is recognized) in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, in each case except where failure to be so duly incorporated or formed, validly existing or in good standing or where failure to have such corporate or company power would not, either individually or in the aggregate, have, or would not reasonably be expected to have, a Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation or limited liability company and (in the jurisdictions where such concept is recognized) is in good standing in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify, either individually or in the aggregate, would not have, or would not reasonably be expected to have, a Material Adverse Effect.

Section 4.2 Power; Authorization; Enforceable Obligations. The Company: (a) has the power and authority to execute, deliver and perform its obligations under this Agreement and each Transaction Agreement to which it is or will be a party, including to issue Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms) issuable hereunder and (b) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each Transaction Agreement to which the Company is or will be a party and the issuance of Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms) on the terms and conditions of this Agreement. No consent, approval, declaration, or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is or will be required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement and each Transaction Agreement to which the Company is or will be a party or the issuance of Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms) on the terms and under the circumstances provided for herein except, in each case, as would not be, or would not reasonably be expected to be, either individually or in the aggregate, material to the Company’s performance of its obligations under this Agreement or the Transaction Agreements to which it is or will be a party. This Agreement has been, and each such other Transaction Agreements to which the Company is or will be a party has been or will be at or prior to the applicable Additional Closing, duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto other than THL) this Agreement constitutes, and each such Transaction Agreement when so executed and delivered will constitute, the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its and their terms, subject to Creditors’ Rights.

Section 4.3 No Conflict or Violation.

(a) The execution, delivery and performance of this Agreement by the Company or any Transaction Agreement to which the Company is or will be a party and the issuance of Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms) hereunder, whether after the giving of notice or the lapse of time or both: (i) do not and will not violate, conflict with or result in the breach of any provision of any organizational document of the Company or any of its Subsidiaries (including the Company Charter), (ii) (A) do not and will not conflict with, violate, constitute a breach of or a default under, give rise to any right of termination, cancellation or acceleration under any applicable Contractual Obligation of the Company or any license, permit or other governmental authorization to which the Company or any of its Subsidiaries is, or any of their respective assets are, bound, (B) do not and will not violate any provision of, constitute a breach of, or default under, or result in or permit the cancellation, termination or acceleration of any Order of any Governmental Authority having jurisdiction over the Company or its properties or assets, (C) do not and will not violate any provision of, constitute a breach of, or default under, any applicable Law (including any rule or regulation of FINRA or NASDAQ) and (D) do not and will not result in, or require, the creation or imposition of any material Lien on any on the Company’s properties or revenues pursuant to any such Law or Contractual Obligation, except, in each case for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not have, or would not reasonably be expected to have, a Material Adverse Effect.

(b) (i) No Termination Event has occurred since January 1, 2018 and is continuing and (ii) no event has occurred since January 1, 2018 and is continuing, which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default under the Company’s senior secured first lien term facility (or any successor debt facility) or senior secured second lien term facility (or any successor debt facility).

Section 4.4 Valid Issuance. The Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms) issuable hereunder have been duly authorized and reserved for issuance and, when issued and delivered to Purchaser against full payment for such shares of Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms), as applicable, in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the organizational documents of the Company or any of its Subsidiaries (including under the Company Charter) or under applicable Law.

Section 4.5 Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NASDAQ under the symbol “MGI” and no event has occurred that would result in the Common Stock being delisted from NASDAQ.

Section 4.6 Capitalization. As of May 31, 2019, the authorized capital stock of the Company consists of 162,500,000 shares of Common Stock and 7,000,000 shares of preferred stock, $0.01 par value per share. As of May 31, 2019, there were (1) 56,391,177 shares of Common Stock outstanding (and 2,432,390 shares of Common Stock held in treasury), (2) 71,282 shares of Series D Preferred Stock outstanding, (3) Company Options to purchase an aggregate of 1,109,709 shares of Common Stock (with a weighted average exercise price per share of $19.54), (iv) 3,156,907 shares of Common Stock underlying Company RSUs and (v) 3,262 Common Stock appreciation rights. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued and are fully paid and nonassessable. When issued in accordance with the terms hereof, the Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms) will be free and clear of all Liens other than those created or incurred by Purchaser. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of capital stock of the Company are as set forth in the Company Charter. No Person is entitled to any anti-dilution right, preemptive right or right of first refusal granted by the Company with respect to the issuance of the Common Stock and Warrants (including all Common Stock issuable upon the exercise of each Warrant in accordance with its terms) pursuant to this Agreement or any Transaction Agreement to which the Company is or will be a party that has not been properly waived.

Section 4.7 Financial Statements. The financial statements of the Company (including any related notes and schedules thereto) included in the Company Reports (the “Financial Statements”) complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein and, in the case of the unaudited financial statements, as permitted by the SEC, and except that the unaudited financial statements are subject to normal year-end and audit adjustments), and fairly present, in all material respects, as of their respective dates, the consolidated financial position of the Company and its Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown in conformity with GAAP (except as may be noted therein).

Section 4.8 Absence of Certain Changes or Events. Since December 31, 2018 through the date of this Agreement, no event, change, effect or occurrence has occurred or fact or circumstance has arisen which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.9 SEC Documents. Since January 1, 2018, the Company has timely filed or furnished all material Company Reports. As of their respective dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Company Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations thereunder applicable to such Company Reports, and none of the Company Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2018, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. As of the date hereof, there are no outstanding or unresolved comments in a comment letter received from the SEC staff with respect to any Company Report and, to the knowledge of the Company, none of the Company Reports is the subject of any ongoing review by the SEC.

Section 4.10 Undisclosed Events, Liabilities or Developments; Off Balance Sheet Arrangements. Since the date of the latest audited Financial Statements, except as specifically disclosed in a subsequent Company Report (excluding all disclosures (other than statements of historical fact) in any “Risk Factors” section or “forward looking statements” and any disclosures included in any such Company Reports that are predictive or forward looking in nature) filed prior to the date hereof each of the Company and its Subsidiaries has not incurred any liability (contingent or otherwise) other than liabilities (a) incurred in the ordinary course of business consistent with past practice; (b) not required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) or disclosed in filings made with the SEC; (c) reflected or reserved against in the most recent balance sheet included in the Company Reports; (d) which have been discharged or paid in full; (e) incurred pursuant to the transactions contemplated by this Agreement or any of the Transaction Agreements to which the Company is or will be a party; or (f) that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Company Reports and is not so disclosed, other than as would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect.

Section 4.11 Litigation. There is no Claim pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries or affecting any of the properties or assets of the Company or its Subsidiaries that, either individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect. Neither the Company nor its Subsidiaries is in default with respect to any Order or Law that is expressly applicable to the Company or its Subsidiaries or any of their assets or property, except in each case as would not have, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.12 Compliance with Laws.

(a) The business of the Company and its Subsidiaries is not being, and has not been since the date that is one year prior to the date of this Agreement, conducted in violation of any Law, except for violations that, either individually or in the aggregate, would not have, or would not reasonably be expected to have, a Material Adverse Effect. Since the date that is one year prior to the date of this Agreement, neither the Company nor any Subsidiary has received notification from any Governmental Authority (a) asserting a violation of any Law or Order applicable to its business, (b) threatening to revoke any licenses, permits and other authorizations, authorizations or any other governmental certificates or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted, except, in each case, that, either individually or in the aggregate, would not have, or would not reasonably be expected to have, a Material Adverse Effect.

(b) The Company and each of its Subsidiaries is, and has been since the date that is one year prior to the date of this Agreement, in compliance with all applicable Anti-Bribery Laws and Anti-Money Laundering Laws. Since the date that is one year prior to the date of this Agreement, neither the Company and nor any of its Subsidiaries has, nor, to the knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company or any Company Subsidiary has, directly or indirectly:

(i) made any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity and related in any way to the Company’s or any Company Subsidiary’s business;

(ii) violated any applicable provision of the United States Foreign Corrupt Practices Act of 1977, 15 U.S.C. § 78dd-1, et seq. (the “Foreign Corrupt Practices Act”), or any other applicable Anti-Bribery Laws; or

(iii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority which is in any manner illegal under any Laws of the United States or any other country having jurisdiction.

Section 4.13 Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organizational documents (including the Company Charter) or the Laws of Delaware in effect as of the date hereof that is or would become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement and each of the Transaction Agreements to which the Company is or will be a party.

Section 4.14 No Other Representations or Warranties. Except for the representations and warranties contained in Article 3 or in any Transaction Agreement to which Purchaser is or will be a party, the Company has not relied on and none of Purchaser, its Subsidiaries or any of their respective Affiliates or Representatives makes or has made any representation or warranty, either express or implied, whether written or oral, concerning Purchaser, its Subsidiaries or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, results of operations, securities, condition (financial or otherwise) or prospects, the transactions contemplated by this Agreement and the Transaction Agreements or otherwise with respect to any information provided by or on behalf of Purchaser, its Subsidiaries or any of their respective Affiliates or Representatives.

Section 4.15 Brokers. No broker or finder has acted for the Company in connection with this Agreement or any Transaction Agreement to which the Company is a party or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

ARTICLE 5.

INDEMNIFICATION

Section 5.1 Indemnification.

(a) Subject to the limitations and other provisions of this Agreement and except in the case of Fraud, (a) the representations and warranties contained herein and in any Transaction Agreement (other than the Fundamental Representations) made as of the Effective Date shall survive the Initial Closing and shall remain in full force and effect until the date that is twelve (12) months following the Effective Date, (b) the Additional Closing Company Representations (other than the Fundamental Representations) and Additional Closing Purchaser Representations made as of or in connection with each Additional Closing shall survive such Additional Closing and shall remain in full force and effect until the date that is twelve (12) months following the date of such Additional Closing, and (c) the Fundamental Representations made as of the Effective Date and each Additional Closing shall survive the Initial Closing and the applicable Additional Closing, respectively, and shall remain in full force and effect until the date that is thirty-six (36) months following the Effective Date. The covenants of the Parties shall survive the Initial Closing and each Additional Closing and shall remain in full force and effect until fully performed or for such shorter period as specified herein.

(b) In consideration of Purchaser’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement and each of the Transaction Agreements to which the Company is or will be a party, the Company shall defend, protect, indemnify and hold harmless Purchaser, and its officers, directors, partners, employees and agents (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Purchaser Indemnitees or any of them as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other Transaction Agreement, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other Transaction Agreement, or (iii) actions of the Company that cause Purchaser’s total ownership of Voting Securities of the Company to exceed the Regulatory Ownership Cap prior to such time that all Required Regulatory Approvals have been obtained (including as a result of a share buyback program) (assuming for purposes of this Section 5.1(b)(iii) that the representation contained in Section 3.4 is true and correct in all respects and that Purchaser, its controlled Affiliates, any Holdco Entity and its and their Representatives have performed, satisfied and complied with the covenants contained in Section 6.2).

(c) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of Purchaser’s other obligations under this Agreement and the Transaction Agreements to which Purchaser is or will be a party, Purchaser shall defend, protect, indemnify and hold harmless the Company and its officers, directors, shareholders (other than Purchaser), employees and agents (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Purchaser in this Agreement or any Transaction Agreement, (ii) any breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or any Transaction Agreement or (iii) Purchaser acquiring additional shares of Common Stock or Warrants (other than pursuant to the Initial Investment and a Letter of Credit Draw) that would result in Purchaser’s total ownership of Voting Securities of the Company exceeding the Regulatory Ownership Cap prior to such time that all Required Regulatory Approvals have been obtained (other than as a result of a breach or misrepresentation by the Company).

(d) The Company, on the one hand, and Purchaser, on the other hand, will have no liability with respect to any indemnification obligation arising under Section 5.1(b) or Section 5.1(c), as applicable, unless on or before the expiration of the applicable survival period set forth in Section 5.1(a) a Purchaser Indemnitee or Company Indemnitee, as applicable, notifies the Company or Purchaser, as applicable, of a claim specifying the factual basis of that claim prior to the applicable survival period set forth in Section 5.1(a). If a claim for indemnification is timely asserted, the indemnification obligation in respect thereof shall survive until such claim is finally and fully resolved.

(e) The aggregate amount of all payments made by (i) the Company in satisfaction of claims for indemnification pursuant to Section 5.1(b) shall not exceed an amount equal to the sum of the amount of the Initial Investment plus any amounts paid to the Company pursuant to a Letter of Credit Draw (the “Cap”) and (ii) Purchaser in satisfaction of claims for indemnification pursuant to Section 5.1(c) shall not exceed the Cap. In no event shall the Company or Purchaser be liable to any Purchaser Indemnitee or Company Indemnitee, respectively, for any punitive, consequential or indirect damages, except to the extent awarded to a third-party. Each Purchaser Indemnitee and Company Indemnitee shall take, and cause its respective Affiliates to take, commercially reasonable efforts to mitigate any Indemnified Liability upon becoming aware of any event or circumstance that would reasonably be expected to, or does, give rise thereto, including incurring costs but only to the minimum extent necessary to remedy the breach that gives rise to such Indemnified Liability.

(f) Each Party acknowledges and agrees that, except in the case of Fraud, the provisions of this Article 5 shall be the sole and exclusive remedy for monetary damages under this Agreement.

ARTICLE 6.

ADDITIONAL AGREEMENTS

Section 6.1 Registration Rights. Simultaneously with the execution of this Agreement, the Company and Purchaser shall enter into the Registration Rights Agreement (the “Registration Rights Agreement”) attached hereto as Exhibit B, pursuant to which the Company will grant Purchaser certain registration rights with respect to the shares of Common Stock and Warrants issued hereunder and the shares of Common Stock issuable upon exercise of any Warrants issued hereunder.

Section 6.2 Lock-Up; Standstill.

(a) Lock-Up. During the Lock-Up Period, Purchaser shall not, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Stock or Warrants issued hereunder, including any Common Stock issuable upon exercise of any Warrant (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock, Warrants or other securities, in cash or otherwise.

(b) Standstill. Purchaser agrees that for a period beginning on the Effective Date and ending on June 30, 2020, neither Purchaser, its controlled Affiliates, any Holdco Entity, nor any of its or their Representatives acting on behalf of or in concert with Purchaser, any of its controlled Affiliates or any Holdco Entity in this regard will, without the prior written consent of the Company, directly or indirectly, in any manner:

(i) except to the extent resulting from a stock dividend, stock split, subdivision of Common Stock or analogous transaction by the Company, acquire, agree to acquire or make any proposal or offer to acquire: (a) any Equity Securities (other than shares of Common Stock (including shares of Common Stock issuable upon exercise of any Warrant) or Warrants issuable pursuant to the terms of this Agreement or Warrant Agreement or otherwise acquired directly from the Company or its Subsidiaries or Equity Securities acquired from THL or GS), (b) any short interest in Equity Securities whereby Purchaser or its Affiliates, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from a decrease in the value of Equity Securities, (c) any rights to dividends or distributions on Equity Securities that are separated or separable from Equity Securities, or (d) any performance-related payments based on any increase or decrease in the value of Equity Securities other than from the Company, its Subsidiaries, THL or GS;

(ii) enter into, or make any proposal or offer with respect to, any merger, consolidation, business combination, reorganization or similar transaction involving the Company or any of its Subsidiaries; or

(iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent, or seek to advise or influence any person with respect to the voting of or granting of a consent, with respect to any securities of or interests in the Company or any of its Subsidiaries.

Notwithstanding the foregoing, this Section 6.2(b) shall be of no further force and effect if (A) the Company or any of its Subsidiaries enters into a definitive agreement providing for a Change of Control of the Company, or (B) a tender or exchange offer is commenced and within ten business days of such commencement, the Company Board has not recommended that the Company’s stockholders reject such tender or exchange offer and that, if consummated, would result in a Change of Control of the Company.

Notwithstanding anything contained in this Section 6.2(b) to the contrary, (x) Purchaser and its Subsidiaries shall not be prohibited from making any private proposal to the Company Board that would not reasonably be expected to require a public announcement by the Company, other than as may be required by Item 1005 of Regulation M-A in any Company proxy statement and (y) nothing in this Section 6.2(b) shall apply to or limit in any respect any Purchaser Observer or Purchaser Director acting in his or her capacity as such, and the actions of such Person acting in such capacity shall not be imputed to Purchaser (but only to the extent such Purchaser Observer or Purchaser Director is acting in such capacity).

Section 6.3 Ownership Limitations. Purchaser shall not acquire, and the Company shall not issue to Purchaser, additional shares of Common Stock if, as a result of such acquisition, Purchaser’s total equity ownership in the Company would exceed the Regulatory Ownership Cap, unless and until Purchaser and the Company shall have obtained all Required Regulatory Approvals. The Company shall use its commercially reasonable efforts to assist and cooperate with Purchaser in obtaining all Required Regulatory Approvals. In no event shall Purchaser be required to purchase, and the Company shall not require that Purchaser purchase, any shares of Common Stock or Warrants if, in the reasonable written opinion of Purchaser’s counsel, it would cause Purchaser to be in violation of any material Law or any material license, permit or other material authorization of a Governmental Authority.

Section 6.4 Company Board Matters.

(a) Purchaser Observer. Subject to the terms of this Section 6.4, Purchaser shall be entitled to appoint one individual to attend and observe meetings of the Company Board and any Applicable Board Committee in a non-voting capacity (such Person, a “Purchaser Observer”); provided, that, (i) the Purchaser Observer shall satisfy the governance requirements applicable to the Company Board and (ii) the Purchaser Observer agrees to execute a confidentiality agreement as reasonably requested by the Company Board in the form attached hereto as Exhibit D. Subject to the Company’s satisfactory review of a completed director and officer questionnaire and other standard processes of the Company, including a background check, the initial Purchaser Observer shall be Kahina Van Dyke. The Parties hereby agree that each of the persons set forth on Schedule 6.4 of this Agreement satisfy the governance requirements applicable to the Company Board, and the Company and the Company Board shall, subject to the Company’s satisfactory review of a director and officer questionnaire completed by any such Person and other standard processes of the Company, including a background check of any such Person, accept any such Person as the Purchaser Observer if so designated by Purchaser. The Purchaser Observer will have the following rights: (i) to attend and participate at each meeting of the Company Board and any Applicable Board Committee, (ii) to receive notice of each meeting, each written consent in lieu of a meeting and copies of all materials delivered to or by the directors on the Company Board in connection therewith at the same time and in the same manner that such notice and such materials are provided to or by the directors on the Company Board or any Applicable Board Committee and (iii) to be provided with any other information and materials that are provided to or by the Company Board or any Applicable Board Committee in substantially the same manner and at substantially the same time as the Company Board or any Applicable Board Committee, as applicable, is provided with such information and materials. For the avoidance of doubt, in no circumstances shall any Purchaser Observer be counted for purposes of voting, quorum or any other reason or be considered a director on the Company Board. Purchaser may remove or replace any Purchaser Observer it appoints for any reason. The Company shall be permitted to exclude the Purchaser Observer from any portion of any meeting of the Company Board or any Applicable Board Committee or from receiving any portion of any notice, information or materials relating to any such meeting to the extent the Company has reasonably determined in good faith after consultation with counsel that the Purchaser Observer should be excluded from such portion of such meeting, or such portion of such notice, information or materials should not be made available, because (A) such participation or receipt by the Purchaser Observer is reasonably likely to result in a loss of attorney-client privilege, (B) such participation or receipt by the Purchaser Observer presents, or is reasonably expected to present, a conflict of interest between the Company or its Affiliates, on the one hand, and Purchaser, the Purchaser Observer or any of its or their respective Affiliates, on the other hand or (C) such participation or receipt is not appropriate, for competitive reasons, because the Company Board or the Applicable Board Committee, as applicable, will discuss at such portion of a meeting, or such notice, information or materials relates to, the implementation or consideration of a Competitive Product; provided, that, prior to so excluding such Purchaser Observer from such portion of a meeting or withholding any such notice, information or materials, the Company shall provide the Purchaser Observer written notice of such determination and a description of the rationale therefor. The Purchaser Observer shall be required to observe all policies applicable to the non-employee directors of the Company Board and shall complete all compliance training applicable to the non-employee directors of the Company Board (“Board Compliance Requirements”). Purchaser’s right to appoint a Purchaser Observer shall not be assignable to any other Person.

(b) Purchaser Director.

(i) Subject to receipt of the Required Regulatory Approvals and the results of the Commercial Agreement meeting or exceeding the Company’s reasonable expectations, if the Company Board decides to increase the number of directors on the Company Board, the Company shall strongly consider in good faith adding a designee of Purchaser to the Company Board (a “Purchaser Director”) (and if a Purchaser Director is so appointed to the Company Board, Purchaser’s right to designate a Purchaser Observer pursuant to Section 6.4(a)

shall terminate and, unless such individual is the Purchaser Director, any individual serving in such capacity shall immediately resign and cease all participation in Company Board meetings), who shall be reasonably satisfactory to and must satisfy the governance requirements applicable to the Company Board, and who shall serve on the Company Board until the then next annual meeting of the Company’s stockholders. Thereafter, the Company shall nominate the Purchaser Director for election at each annual meeting of stockholders of the Company until the earlier of (i) Purchaser ceasing to satisfy the Ownership Threshold (as defined below) or (ii) Purchaser ceasing to satisfy the Alternative Ownership Threshold (as defined below). Notwithstanding the foregoing, Purchaser shall not be permitted to designate the Purchaser Operating Executive as a Purchaser Director. The parties hereby agree that each of the persons set forth on Schedule 6.4 of this Agreement are reasonably satisfactory, and satisfy the governance requirements applicable, to the Company Board, and the Company and the Company Board shall accept any such Person as the Purchaser Director if so designated by Purchaser, subject to the Company’s satisfactory review of a director and officer questionnaire completed by such Person and other standard processes of the Company, including a background check of such Person.

(ii) Any Purchaser Director shall, subject to such nominee’s compliance with the Board Compliance Requirements be afforded no less favorable treatment (but excluding the enhanced voting rights afforded THL’s representatives on the Company Board under the Company Charter) than all other Company Board members are generally afforded with respect to all matters, including voting rights, access to the Company’s information and management, equity grants and benefits. For the avoidance of doubt, any such Purchaser Director shall be required to comply with the Company’s standard processes, including background checks, for determining director fitness and eligibility. Notwithstanding the foregoing, the Company shall be permitted to exclude the Purchaser Director from any portion of any meeting of the Company Board or any Applicable Board Committee or from receiving any portion of any information or materials relating to any such meeting to the extent the Company has reasonably determined in good faith after consultation with counsel that the Purchaser Director should be excluded from such portion of such meeting, or such portion of such information or materials should be made available, because (A) such participation or receipt presents, or is reasonably expected to present, a conflict of interest between the Company or its Affiliates, on the one hand, and Purchaser, the Purchaser Director or any of its or their respective Affiliates, on the other hand or (B) such participation or receipt is not appropriate, for competitive reasons, because the Company Board or the Applicable Board Committee, as applicable, will discuss at such portion of a meeting, or such information or materials relates to, the implementation or consideration of a Competitive Product; provided, that, prior to so excluding such Purchaser Observer from such portion of a meeting or withholding any such information or materials, the Company shall provide the Purchaser Observer written notice of such determination and a description of the rationale therefor. Purchaser’s right to appoint a Purchaser Director shall not be assignable to any other Person.

(c) Voting Agreements. In the event a Purchaser Director is appointed to the Company Board, Purchaser shall enter into a customary voting and support agreement similar to the THL Voting Agreement (the “Purchaser Voting Agreement”) to support the Company Board’s other nominees for election that shall apply if and so long as Purchaser has the right to designate a Purchaser Director and THL is required to vote its shares in favor of the Purchaser Director.

(d) Termination of Company Board Matters. Purchaser’s right to appoint a Purchaser Observer and, if applicable, to designate a Purchaser Director shall terminate upon the earlier of (i) the time that Purchaser ceases to hold at least 1,632,536 shares of Common Stock (the “Ownership Threshold”) or (ii) the occurrence of all of the following: (a) the termination of the Commercial Agreement in accordance with its terms, (b) Purchaser ceasing to hold at least at least 2,448,803 shares of Common Stock and (c) the termination of the Letter of Credit in accordance with its terms (the “Alternative Ownership Threshold”). Upon termination of Purchaser’s right to appoint a Purchaser Observer and, if applicable, to designate a Purchaser Director, Purchaser shall promptly cause the Purchaser Observer or Purchaser Director, as applicable, to resign.

ARTICLE 7.

CONDITIONS TO EACH ADDITIONAL CLOSING

Section 7.1 Conditions Precedent to the Obligations of Purchaser. The obligation of Purchaser to purchase shares of Common Stock or Warrants, as applicable, from the Company at each Additional Closing shall be subject to the satisfaction (or waiver by Purchaser), on or prior to the applicable Additional Closing Date of each of the following conditions:

(a) The Additional Closing Company Representations shall be true and correct as of such Additional Closing Date, with the same effect as though such Additional Closing Company Representations had been made on and as of such date (other than any Additional Closing Company Representation that is made by its terms as of a specified date, which shall be true and correct as of such specified date);

(b) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement, and each Transaction Agreement to which the Company is or will be a party, to be performed, satisfied or complied with by the Company at or prior to such Additional Closing;

(c) there shall have not occurred any Material Adverse Effect since the date of this Agreement;

(d) The Company shall have delivered to Purchaser a certificate duly executed by an executive officer of the Company, dated as of such Additional Closing Date, in the form attached hereto as Exhibit C;

(e) The Company shall have delivered to the LOC Bank a Draw Notice and the Letter of Credit shall not have been terminated;

(f) The Company shall have delivered a certificate in the name of Purchaser representing the shares of Common Stock or a Warrant, as applicable, free and clear of any Liens other than those created or incurred by Purchaser (provided that in lieu of delivering a certificate for such shares, the Company may cause such shares to be registered in book-entry form by the Company’s transfer agent for Common Stock); and

(g) (i) No Order shall have been entered by or with any Governmental Authority, and no other legal restraint or prohibition shall be in effect, preventing or rendering impossible or illegal the issuance or sale of Common Stock or Warrant, as applicable, to Purchaser and (ii) there shall be no Claim pending against the Company, Purchaser or any Subsidiary of the Company by any Governmental Authority of competent jurisdiction seeking to restrict, prohibit or otherwise prevent the consummation of the transactions provided for herein or rendering impossible or illegal the issuance or sale of the Common Stock or Warrants, as applicable, to Purchaser.

(h) (i) No Termination Event shall have occurred since the date of this Agreement and is continuing and (ii) no event shall have occurred since the date of this Agreement and is continuing which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default under the Company’s senior secured first lien term facility (or any successor debt facility) or senior secured second lien term facility (or any successor debt facility).

Section 7.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to deliver the shares of Common Stock or Warrants, as applicable, to Purchaser at each Additional Closing shall be subject to the satisfaction (or waiver by the Company), on or prior to the applicable Additional Closing Date of each of the following conditions:

(a) The Additional Closing Purchaser Representations shall be true and correct as of such Additional Closing Date, with the same effect as though such Additional Closing Purchaser Representations had been made on and as of such date (other than any Additional Closing Purchaser Representation that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Purchaser’s ability to consummate such Additional Closing;

(b) Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the Transaction Agreements to which Purchaser is or will be a party to be performed, satisfied or complied with by Purchaser at or prior to such Additional Closing;

(c) Purchaser shall have delivered to the Company a certificate duly executed by an executive officer of Purchaser, dated as of such Additional Closing Date, in customary form, to the effect that each of the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied in all respects;

(d) The LOC Bank shall have delivered to the Company the funds payable for shares of Common Stock or Warrant, as applicable, issued pursuant to such Additional Closing by wire transfer of U.S. dollars in immediately available funds to an account specified by the Company in writing in the Draw Notice or such other manner as determined by the LOC Bank and the Company; and

(e) (i) No Order shall have been entered by or with any Governmental Authority, and no other legal restraint or prohibition shall be in effect, preventing or rendering impossible or illegal the issuance and sale of Common Stock or Warrant, as applicable, to Purchaser and (ii) there shall be no Claim pending against the Company, Purchaser or any Subsidiary of the Company by any Governmental Authority of competent jurisdiction seeking to restrict, prohibit or otherwise prevent the consummation of the transactions provided for herein or rendering impossible or illegal the issuance or sale the Common Stock or Warrant, as applicable, to Purchaser.

ARTICLE 8.

MISCELLANEOUS

Section 8.1 Termination. This Agreement may be terminated at any time: (a) by mutual written consent of the Company and Purchaser; (b) by the Company, if the Letter of Credit is terminated or dishonored; provided, that, the Company may not terminate this Agreement pursuant to Section 8.1(b) if, within five Business Days of the date Purchaser receives notice that the LOC Bank has dishonored the Letter of Credit (i) the LOC Bank honors the Letter of Credit, (ii) Purchaser funds an amount to the Company equal to the amount requested in the Letter of Credit Draw that the LOC Bank failed to honor and such funded amount equals the total remaining amount available pursuant to the Letter of Credit, or (iii) Purchaser obtains a replacement letter of credit (or reaffirmation of the Letter of Credit by the LOC Bank) reasonably satisfactory to the Company; or (c) by either the Company or Purchaser, if there shall be in effect a final nonappealable Order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

Section 8.2 Amendment. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both Purchaser and the Company.

Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) upon receipt if sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (ii) on the first Business Day following the date of dispatch if delivered by a recognized next day courier service; or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to Purchaser, to:

Ripple Labs Inc.

315 Montgomery St. Floor 2

San Francisco, CA 94104

Attn: General Counsel

Email: stu@ripple.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

Attention: Amr Razzak

Email: amr.razzak@skadden.com

and

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Bush Plaza

Suite 1200

San Francisco, CA 94104

Attention: Brooks Stough

Email: bstough@gunder.com

(b) If to the Company, to:

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

Attention: F. Aaron Henry; Robert L. Villaseñor

Email: ahenry@moneygram.com; rvillasenor@moneygram.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue

Suite 3900

Dallas, TX 75201-2975

Attention: Alan J. Bogdanow; Christopher R. Rowley

Emails: abogdanow@velaw.com; crowley@velaw.com

Section 8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with that certain Mutual Confidentiality Agreement entered into between MoneyGram Payment Systems, Inc. and Ripple Services, Inc. on May 12, 2017 and the Transaction Agreements, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement and the Transaction Agreements do not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto.

Section 8.5 Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing signed by the Person exercising such waiver.

Section 8.6 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expense.

Section 8.7 Successors and Assigns. Neither Party may assign its rights or obligations under this Agreement without the written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and permitted assigns.

Section 8.8 Further Assurances. Each Party hereto, at the reasonable request of the other Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

Section 8.9 Disclosure Schedules. The inclusion of any information (including dollar amounts) in any section of any schedule delivered by either Party in connection with this Agreement (the “Disclosure Schedules”) shall not be deemed to be an admission or acknowledgment by such Party that such information is required to be listed on such section of the relevant Disclosure Schedule (except to the extent this Agreement expressly states that such applicable section of the Disclosure Schedules is required to include such information) or is material to or outside the ordinary course of the business of such Party. Each disclosure item set forth in the Disclosure Schedules shall relate to the specific Section of the Agreement that corresponds to the number of such Schedule and to any other Section of this Agreement to which it is reasonably apparent on the face of such disclosure, without any independent knowledge on the part of the reader regarding the matter disclosed and without the need for reference to any other document, that such disclosure relates to such other Section of this Agreement. The information contained in this Agreement, the Exhibits hereto and the Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

Section 8.10 Publicity; Confidentiality. Neither the Company nor Purchaser shall make any public disclosure of any nature with respect to this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other except: (i) as may be required by applicable Law (including the rules or regulations of any applicable securities exchange), in which case the Party proposing to make such public disclosure will, to the extent reasonably practicable under the circumstances, provide the other Party with a copy of the proposed public disclosure and consider in good faith any comments provided by the other Party and (ii) any public disclosure of information that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party hereto in accordance with this Agreement, including in investor conference calls, SEC filings, Q&As or other publicly disclosed documents, in each case under this clause (ii), to the extent such disclosure is still accurate in all material respects (and not misleading). The Parties shall use commercially reasonable efforts to maintain confidential treatment from the SEC with respect to the Commercial Agreement and the transactions contemplated thereby.

Section 8.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of laws principles thereof that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

Section 8.13 Waiver of Jury Trial. EACH OF PURCHASER AND THE COMPANY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE, EACH OF PURCHASER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION AGREEMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE TRANSACTION AGREEMENTS OR THE ACTIONS OF PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND MAKES THIS WAIVER VOLUNTARILY AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.14 Consent to Jurisdiction. The Parties agree that any Claim seeking to enforce or interpret any provision of, or based on any matter arising out of or in connection with, this Agreement, the Transaction Agreements or the transactions contemplated hereby and thereby shall be brought exclusively in the Court of Chancery within New Castle County in the State of Delaware (and any appellate court thereof located within such county), and to the extent such Court of Chancery (or appellate court thereof located within such county) lacks jurisdiction over the matter, the federal courts of the United States of America located within New Castle County in the State of Delaware (or appellate court thereof located within such county). Each of the Parties hereby irrevocably and unconditionally (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim, (b) waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum or that this Agreement may not be enforced by such courts and (c) agrees that a final judgement in any such Claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by Law. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. With respect to any such Claim, venue shall lie solely in New Castle County, Delaware. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.3 shall be deemed effective service of process on such party.

Section 8.15 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

COMPANY:

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Lawrence Angelilli
Name:	Lawrence Angelilli
Title:	Chief Financial Officer

PURCHASER:

RIPPLE LABS INC.

By:	/s/ Brad Garlinghouse
Name:	Brad Garlinghouse
Title:	Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Exhibit A

Warrant Agreement

[See attached.]

Execution Version

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”) is made as of June 17, 2019, by and between MoneyGram International, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, a limited trust company organized under the laws of the State of New York, as warrant agent (the “Warrant Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 22 hereof.

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, the Company is entering into that certain Securities Purchase Agreement (the “SPA”) with Ripple Labs Inc., a Delaware corporation (“Purchaser”), pursuant to which the Company shall issue, and Purchaser shall purchase, from time to time as provided therein, shares of common stock, $0.01 par value, of the Company (“Common Stock”) and warrants to purchase Common Stock (“Warrants”);

WHEREAS, simultaneously with the execution of this Agreement, the Company and Purchaser are entering into that certain Registration Rights Agreement, pursuant to which the Company has agreed, under certain circumstances, to register for resale any Warrants and the shares of Common Stock issuable upon exercise of any Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the Holders (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Appointment of the Warrant Agent. The Company hereby appoints the Warrant Agent to act as an agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth herein.

Section 2. Warrants.

(a) Form of Warrant.

(i) Each Warrant shall be issued in certificated form in substantially the form attached as Exhibit A hereto, the provisions of which are incorporated herein, and shall be dated the date on which countersigned by the Warrant Agent, shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

(ii) Each certificate representing a Warrant (each, a “Warrant Certificate”) shall bear the legend in substantially the form set forth on Exhibit A.

(iii) Subject to the terms hereof, including without limitation, if applicable, the restrictions on exercise under securities law, this Agreement, each as may be amended from time to time, each Warrant shall be exercisable for the number of shares of Common Stock set forth thereon as the same may be adjusted from time to time as set forth herein.

(b) Execution and Delivery of Warrant Certificates.

(i) At any time and from time to time on or after the date of this Agreement, at the times and in the amounts provided for in the SPA, Warrant Certificates evidencing the Warrants shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, as directed by the Company in writing, countersign and deliver such Warrant Certificates to the respective Persons entitled thereto, as specified by the Company. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2(b), Section 2(c), Section 3(b)(iii), Section 4(a), Section 9 and Section 10.

(ii) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by any of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Global Operations Officer, the General Counsel or the Corporate Treasurer of the Company, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

(c) Register; Registered Holder.

(i) Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants in accordance with the restrictions on transfer set forth herein. Upon the initial issuance of any Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

(ii) Registered Holder. The term “Holder” shall mean any Person in whose name ownership in the Warrants shall be registered upon the Warrant Register. Prior to due presentment for registration or transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Holder as the absolute owner of such Warrant and of each Warrant (notwithstanding any notation of ownership or other writing on a Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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Section 3. Exercise of Warrant.

(a) Subject to the provisions of the Warrant and this Agreement, including without limitation this Section 3 and Section 9, and securities law, each Warrant, when countersigned by the Warrant Agent, may be exercised, in whole or in part, on one or more occasions, on any Business Day by the Holder thereof during the Exercise Period applicable to such Warrant. Any exercise of a Warrant shall be effected by:

(i) delivery to the Warrant Agent at the office of the Warrant Agent, or, if applicable, at the office of its successor as Warrant Agent, of: (A) the Warrant Certificate evidencing the Warrant and (B) a written notice in the form attached as Exhibit B hereto (the “Exercise Notice”), properly completed and executed, stating that such Holder elects to exercise the Warrants in accordance with the provisions of this Section 3, specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued and making the appropriate securities law representation contained therein; and

(ii) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants. Such Exercise Price shall be payable (A) by a certified or official bank check payable to the order of the Company (or such other method as may be mutually agreed by the Warrant Agent and the exercising Holder) or (B) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of that number of shares of Common Stock equal to (I) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (assuming the Exercise Price were being paid in cash, wire transfer or certified or official bank check) reduced by (II) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price to be paid in respect of such shares of Common Stock by (y) the Market Price of one share of Common Stock on the Business Day which next precedes the day of exercise of the Warrant. An exercise of a Warrant in accordance with clause (B) is herein referred to as a “Cashless Exercise.” The documentation and consideration, if any, delivered in accordance with this Section 3(a) are collectively referred to herein as the “Warrant Exercise Documentation.”

(b) As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall:

(i) deliver or cause to be delivered the number of validly issued, fully paid and non-assessable shares of Common Stock properly specified in the Warrant Exercise Documentation in certificated form (a “Share Settlement”), which shall bear a legend, that such shares of Common Stock have not been registered under the Securities Act;

(ii) if applicable, deliver or caused to be delivered cash in lieu of any fraction of a share of Common Stock, as hereinafter provided; and

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(iii) if less than the full number of Warrants evidenced by a Warrant Certificate are being exercised, deliver or cause to be delivered (and the Warrant Agent shall so deliver or cause to be delivered at the request of the Company) a new Warrant Certificate(s), of like tenor, for the number of Warrants evidenced by such Warrant Certificate, less the number of Warrants then being exercised.

(c) An exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that, to the extent permitted by applicable law, the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the Holder of such shares of Common Stock at such time. A surrender of a Warrant Certificate for exercise during any period while the transfer books of the Company are closed shall become effective for exercise immediately upon the reopening of such books.

(d) The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the Holder of the Warrants as recorded in the Warrant Register.

(e) In connection with the exercise of any Warrants, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

Section 4. Adjustments.

(a) Adjustment of Number Issuable. The number of shares of Common Stock issuable upon the valid exercise of a Warrant (the “Number Issuable”) shall be subject to adjustment from time to time as follows:

(i) In the event the Company shall at any time or from time to time after the Issue Date:

(A) pay a dividend or make a distribution of Equity Securities on the outstanding shares of Common Stock of the Company;

(B) forward split or subdivide the outstanding shares of Common Stock into a larger number of shares; or

(C) reverse split or combine the outstanding shares of Common Stock into a smaller number of shares;

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then, and in each such case (A) through (C), the Number Issuable in effect immediately prior to such event shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Section 4(a)(i) shall become effective retroactively (x) in the event of any such dividend or distribution, immediately prior to the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the event of any such split, subdivision, combination or reclassification, immediately prior to the close of business on the date upon which such corporate action becomes effective. For the avoidance of doubt, no adjustment shall be made pursuant to this Section 4(a)(i) for cash dividends or distributions of cash or property that are set aside, reserved and distributed pursuant to Section 7.

(ii) Notwithstanding anything to the contrary contained in this Section 4(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 4(a), as the Board in its discretion shall determine to be advisable in order that any stock dividend, split, subdivision or combination of shares, distribution of rights or warrants to purchase shares, stock or securities or distribution of securities convertible into or exchangeable for shares of Common Stock hereafter made the Company to its stockholders shall not be taxable; provided, however, that any such adjustment shall treat all holders of Warrants with similar protections on an equal basis.

(b) Reorganization, Reclassification. Consolidation. Merger or Sale of Assets. In the event of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), or in the event of any exchange, stock sale, consolidation or merger or other similar transaction involving the Company (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification, conversion, exchange, extinguishment, cancellation or other change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a “Transaction”), each Holder of a Warrant outstanding immediately prior to the consummation of the Transaction shall receive in connection with the consummation of such Transaction, in lieu of the Common Stock underlying the Warrant, the kind and amount of shares, stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock for which such Warrant could have been exercised immediately prior to such Transaction.

(c) Treatment of Expired or Terminated Equity Securities. Upon the expiration or termination of any unexercised, unconverted or unexchanged Equity Security (or portion thereof) for which any adjustment was made pursuant to this Section 4, the Number Issuable upon exercise of this Warrant shall forthwith be changed pursuant to the provisions of this Section 4 to the Number Issuable which would have been in effect at the time of such expiration or termination had such unexercised, unconverted or unexchanged Equity Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

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(d) Minimum Adjustment of Number Issuable. Notwithstanding anything to the contrary herein, if the amount of any adjustment of the Number Issuable required pursuant to this Section 4 would be less than one percent (1%) of the Number Issuable in effect at the time such adjustment is otherwise so required to be made, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Number Issuable.

(e) Exclusions to Adjustments. No adjustment to the Number Issuable shall be made pursuant to this Section 4 in the event of any Excluded Issuance.

Section 5. No Redemptions. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

Section 6. Certain Covenants

(a) Authorized Shares. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants will be duly authorized, validly issued, reserved for issuance and fully paid and non-assessable upon issuance.

(b) Certificate as to Adjustments. The Company shall deliver to the Warrant Agent and each of the Holders at least five Business Days prior to the consummation of any transaction which would result in an increase or decrease in the Number Issuable pursuant to Section 4 (including, but not limited to, a Transaction) a notice thereof, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Number Issuable after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed to each of the Holders. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(c) No Avoidance. The Company will not amend or modify any provision of the Certificate of Incorporation or by-laws of the Company in any manner that would adversely affect in any way the ability of the Company to validly and legally issue fully paid and non-assessable shares of Common Stock, free and clear from all mortgage, deed of trust, hypothecation, lien, pledge, encumbrance, charge, security interest, judgment lien, easement, servitude or, in each case, any other similar encumbrance (other than as provided herein and restrictions created by a Holder).

Section 7. Dividends and Distributions. In the event the Company declares a dividend or distribution, whether payable in cash or other property, that would be distributed to such Holder if such Holder’s Warrants had been converted in full into Common Stock immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend or distribution, the Company shall set aside and reserve for the benefit of such Holder an amount of cash or other property, as applicable, that would have been distributed to such Holder, and such amounts shall be distributed to such Holder upon the exercise of such Holder’s Warrants.

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Section 8. Holder Not Deemed a Stockholder. Except as specifically provided for herein (including, without limitation, Section 7), nothing contained in this Agreement shall be construed to (a) grant any Holder any rights to vote or receive dividends or be deemed the holder of shares of Common Stock of the Company for any purpose, (b) confer upon any Holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, or (c) impose any liabilities on a Holder to purchase any securities or as a stockholder of the Company, whether asserted by the Company or creditors of the Company, prior to the issuance of the underlying shares of Common Stock.

Section 9. Certain Transfer and Exercise Restrictions.

(a) Transfer Restrictions Generally. For the avoidance of doubt, any Transfer of a Warrant shall be subject to the restrictions on Transfer set forth in Section 6.2 of the SPA.

(b) Limitations on Exercise.

(i) Notwithstanding anything to the contrary, no Warrant may be exercised in contravention of applicable law, including without limitation, if applicable, Section 5 of the Securities Act or any of the rules and regulations promulgated thereunder.

(ii) Notwithstanding anything to the contrary, no Warrant may be exercised (and the Company will have no obligation to effect any exercise) unless (i) all Required Regulatory Approvals (as defined in the SPA) have been obtained or (ii) after giving effect to the exercise, such Holder (together with such Holder’s Affiliates) would not own Voting Securities (as defined in the SPA) of the Company exceeding the Regulatory Ownership Cap (as defined in the SPA).

Section 10. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company and the Warrant Agent of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the event of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company and the Warrant Agent, or, in the event of mutilation, upon surrender and cancellation thereof, the Warrant Agent will issue a new warrant certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by such Warrant Certificate.

Section 11. Governing Law. THIS AGREEMENT AND THE WARRANTS ISSUED HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE).

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Section 12. Rights Inure to Holder. The Warrants evidenced by a Warrant Certificate will inure to the benefit of and be binding upon the Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holder thereof any legal or equitable right, remedy or claim under a Warrant Certificate, and such Warrant Certificate shall be for the sole and exclusive benefit of the Company and such Holder. Nothing in this Agreement shall be construed to give a Holder any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by its Warrant Certificate are exercised in accordance with the provisions hereof.

Section 13. Warrant Agent.

(a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by any of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Global Operations Officer, the General Counsel or the Corporate Treasurer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

(b) Compensation and Indemnity.

(i) For services rendered hereunder, the Warrant Agent shall be entitled to such compensation as shall be agreed to in writing between the Company and the Warrant Agent and the Company promises to pay such compensation and to reimburse the Warrant Agent for the out-of-pocket expenses incurred by it in connection with the services rendered by it hereunder. The provisions of this paragraph shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent.

(ii) The Company agrees to indemnify the Warrant Agent and its Affiliates and their respective employees, officers or directors for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including reasonable attorneys’ fees and expenses (including the reasonable costs and expenses of defending against any claim of liability, regardless of who asserts such claim), incurred by the Warrant Agent that arises out of or in connection with its accepting appointment as, or acting as, Warrant Agent hereunder, except such losses, liabilities, damages, claims, costs or expenses as may result from the gross negligence, fraud or willful misconduct of, or material breach of this Agreement by, the Warrant Agent, its Affiliates or any of its or their officers, directors, employees, managers, agents and advisors (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The Warrant Agent shall notify the Company, by letter or facsimile transmission, of a claim against the Warrant Agent or of any action commenced against the Warrant Agent, promptly after the Warrant Agent shall have received written notice thereof (to the extent not prohibited by applicable law). The failure of the Warrant Agent to so notify the Company shall not in any way relieve the Company of its obligations pursuant to this Section 13(b) except to the extent that the Company is prejudiced by such failure or delay. The provisions of this paragraph shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent.

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(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof (other than in reliance upon and as directed by requests by the Company to make such adjustments) or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

(d) Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

(e) Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, including any transfer taxes. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the Holder of the Warrants as recorded in the Warrant Register.

(f) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 90 days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Holder of a Warrant (who shall, with such notice, submit his, her, or its Warrant for inspection by the Company or such other evidence reasonably satisfactory to the Company), then the Company may serve as the Warrant Agent. If the Company does not agree to serve as the Warrant Agent within 10 days after such 60-day period, then the Holder of any Warrant may apply to the Court of Chancery within New Castle County in the State of Delaware (and any appellate court thereof located within such county) for the appointment of a successor Warrant Agent at the Holder’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

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(g) Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further action by any Person.

(h) The Warrant Agent shall not be liable for any act or omission by it unless such act or omission constitutes gross negligence, fraud or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

Section 14. Amendments; Waiver. Except as otherwise provided herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Warrant Agent and the Holders of a majority of the then outstanding Warrants. No provision hereunder may be waived other than in a written instrument executed by the waiving party; provided, however, that the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall have obtained the written consent of the Holders of a majority of the then outstanding Warrants.

Section 15. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 16. Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic delivery (i.e., by email of a PDF signature page), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by electronic delivery as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 17. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future applicable laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

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Section 18. Persons Benefitting. This Agreement shall be binding upon the Company and the Warrant Agent and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto and nothing in this Agreement, express or implied, is intended to or shall confer, except as otherwise provided in this Section 18, upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto, and each such Holder shall be deemed to be a third party beneficiary of this Agreement.

Section 19. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

Section 20. Termination. This Agreement shall terminate upon the earlier of (i) one day after the end of the Exercise Period or, if and to the extent applicable, the delivery by the Company to the Holders of all shares of Common Stock and other securities or property in respect of all Warrants duly exercised during the Exercise Period and (ii) when all Warrants have been exercised upon the delivery to the Holders of all shares of Common Stock and other securities or property in respect of all Warrants duly exercised. Notwithstanding the foregoing, Section 13(b) shall survive the termination of this Agreement and the resignation or removal of the Warrant Agent.

Section 21. Notices. All notices and other communications hereunder will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder will be delivered, if to the Company or the Warrant Agent, to the address set forth below, or if to any Holder, to the address set forth in the Warrant Register, or in each case pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

MoneyGram International, Inc.

2828 N. Harwood St., 15th Floor

Dallas, Texas 75201

Attention: Aaron Henry; Robert Villaseñor

Electronic mail: ahenry@moneygram.com; rvillasenor@moneygram.com

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with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

2001 Ross Ave.

Suite 3900

Dallas, TX 75201

Attention: Alan Bogdanow; Chris Rowley

Phone: (214) 220-7857; (214) 220-7972

Electronic mail: abogdanow@velaw.com; crowley@velaw.com

If to the Warrant Agent:

Equiniti Trust Company

c/o EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights MN 55120-4100

Attention: Christopher Ward

Electronic mail: Christopher.Ward@equiniti.com

Section 22. Definitions. For the purposes of this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person.

“Agreement” has the meaning given it in the Preamble.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Cashless Exercise” has the meaning given it in Section 2.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated June 28, 2004 (as amended, modified or supplemented from time to time).

“Common Stock” has the meaning given it in the Recitals.

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“Company” has the meaning given it in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), and the terms “Controlled by” and “Controlling” shall have correlative meanings.

“Derivative Security” means any right, option, warrant or other security convertible into or exercisable for Common Stock, including, without limitation, the Company’s Series D Participating Convertible Preferred Stock.

“Equity Incentive Plan” means any compensation, severance or incentive plan for officers, employees, consultants or Directors of the Company.

“Equity Securities” means Common Stock and any Derivative Security of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“Excluded Issuance” means the issuance by the Company (and subsequent vesting, as applicable) of any (a) shares of Common Stock issued upon the exercise of the Warrants, (b) stock options issued to employees, consultants or non-employee directors pursuant to any Equity Incentive Plan, so long as the exercise price in respect of any such options is not less than the Market Price of the Company’s Common Stock as of the date such option is granted, (c) shares of Common Stock issued upon the conversion or exercise of stock options, (d) restricted stock units or restricted shares issued to employees, consultants or non-employee directors pursuant to any Equity Incentive Plan, or (e) Equity Securities issued (i) to Persons in connection with a joint venture, strategic alliance or other commercial relationship with such Persons (including Persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital, (ii) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets, or (iii) to lenders as equity kickers in connection with debt financings of the Company, in each case where such transactions have been approved by the Board.

“Exercise Price” is equal to $0.01 per share.

“Exercise Period” means, with respect to any Warrant, on any Business Day after the Issue Date and on or before the Expiration Date.

“Expiration Date” means, with respect to any Warrant, 5:00 p.m., New York City time, on the tenth anniversary of the Issue Date, or if such day is not a Business Day, then the first Business Day following such date.

“Fair Market Value” means the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm’s-length transaction but in all events without application of any minority, illiquidity, transfer or voting restriction, or similar discounts or reductions.

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“Fully Diluted Basis” means the fully diluted weighted-average Common Stock and equivalents of the Company for the year-to-date period as of the most recent month-end calculated in accordance with GAAP and assuming the exercise or conversion of the Company’s Series D Participating Convertible Preferred Stock.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“Holder” has the meaning given it in Section 2(c)(ii).

“Issue Date” means, with respect to any Warrant, the date such Warrant is issued in accordance with the terms of the SPA.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Entity.

“Market Price” means, with respect to any particular measurement date, (a) the closing price of a share of Common Stock as reported on the Principal Market for the Trading Day immediately preceding such measurement date or (b) if, the foregoing clause (a) is not applicable, the Fair Market Value of a share of Common Stock determined by a third party valuation firm mutually acceptable to the Company and the Holder.

“NASDAQ” means the The Nasdaq Stock Market.

“Number Issuable” with respect to a Warrant has the meaning given it in Section 4(a).

“NYSE” means the New York Stock Exchange LLC.

“Person” means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Principal Market” means any of the national exchanges (i.e. NASDAQ, NYSE, NYSE MKT LLC), principal quotation systems (i.e. OTCQX, OTCQB, Pink (OTC Pink)) or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock, which the parties acknowledge as of the date of this Agreement is the NASDAQ.

“Purchaser” has the meaning given it in the Recitals.

“Regulation D” means Regulation D promulgated under the Securities Act.

14

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“Share Settlement” has the meaning given it in Section 3(b)(i).

“SPA” has the meaning given it in the Recitals.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”) (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market or (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets.

“Transaction” has the meaning given it in Section 4(b).

“Transfer” means any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Warrants, or the consummation of any such transaction, or taking a pledge of, any of the Warrants. The term “Transferred” shall have a correlative meaning.

“Transfer Agent” has the meaning given it in Section 2.

“VWAP” per share of Common Stock for any specified period of determination shall mean the per share volume-weighted average Market Price over such period.

“Warrant” means a Warrant in substantially the form attached as Exhibit A hereto.

“Warrant Agent” has the meaning given it in the Preamble.

“Warrant Certificate” has the meaning given it in Section 2(a).

“Warrant Exercise Documentation” has the meaning given it in Section 2.

*  *  *  *  *

15

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Lawrence Angelilli
	Name:	Lawrence Angelilli
	Title:	Chief Financial Officer

EQUINITI TRUST COMPANY, as Warrant Agent

By:	/s/ Martin V. Knapp
	Name:	Martin V. Knapp
	Title:	Vice President

SIGNATURE PAGE TO WARRANT AGREEMENT

EXHIBIT A

FORM OF WARRANT

SPECIMEN WARRANT CERTIFICATE

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, [•], 20[•]

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 17, 2019, AND A WARRANT AGREEMENT, DATED AS OF JUNE 17, 2019, EACH AS MAY BE AMENDED FROM TIME TO TIME, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND EXERCISE SET FORTH THEREIN. COPIES OF THE SECURITIES PURCHASE AGREEMENT AND WARRANT AGREEMENT ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MONEYGRAM INTERNATIONAL, INC. (THE “COMPANY”).

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS, IN RELIANCE UPON APPLICABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH STATE AND FOREIGN SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN CONTRAVENTION OF THE 1933 ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING THE SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT) MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE U.S. STATE OR FOREIGN SECURITIES LAWS, OR THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY) THAT NO SUCH REGISTRATION IS REQUIRED.

WARRANT TO PURCHASE COMMON STOCK

Company:	MoneyGram International, Inc.

Number of Shares:	[ ]

Class of Stock: Common stock of the Company, par value $0.01 per share (the “Common Stock”)

Exercise Price:	$0.01 per share

Issue Date:	[[•], [•]]

1

Expiration Date: 5:00 p.m., New York City time, on [•], 20[•]1.

THIS CERTIFIES THAT, for value received [•] is entitled to purchase from the Company, until 5:00 p.m. New York City time on the Expiration Date, the number of fully paid and nonassessable shares of the Common Stock (the “Warrant Shares”) at the Exercise Price, subject to the provisions and upon the terms and conditions set forth in this Warrant and in the Warrant Agreement, dated as of June 17, 2019, by and between the Company and the Warrant Agent, as in effect from time to time (the “Warrant Agreement”).

Payment of the Exercise Price may be made, at the option of the holder of the Warrant and subject to conditions set forth herein and in the Warrant Agreement, by the following methods (or any combination thereof): (1) by a certified or official bank check payable to the order of the Company (or such other method as may be mutually agreed by the Warrant Agent and the exercising Holder); or (2) by means of a cashless exercise pursuant to Section 3(a)(ii)(B) of the Warrant Agreement. The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock that may be purchased under this Warrant may be adjusted under certain conditions.

No fraction of a share of Common Stock will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder and pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the Business Day preceding the day of exercise.

Upon any exercise of the Warrant for less than the total number of full shares of Common Stock provided for in this Warrant, there shall be issued to the registered holder (or such holder’s assignee) a new Warrant Certificate bearing the same restrictive legends, if any, covering the number of shares of Common Stock for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other government charge.

[1]	Note to Draft: Expiration Date to be 10 years after the Issue Date.

2

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Except as set forth in the Warrant Agreement, this Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

*     *     *    *    *

3

MONEYGRAM INTERNATIONAL, INC.

By:
Name:	Name:
Title:	Title:

DATED:

Countersigned

EQUINITI TRUST COMPANY, as Warrant Agent

By:
Authorized Signatory

SIGNATURE PAGE TO WARRANT OF MONEYGRAM INTERNATIONAL, INC.

EXHIBIT B

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE WARRANTS

The undersigned holder hereby exercises the right to purchase [        ] shares of common stock, par value $0.01 per share (“Warrant Shares”), of MONEYGRAM INTERNATIONAL, INC., a Delaware corporation (the “Company”), evidenced by the attached Warrant Certificate (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement (the “Agreement”), dated as of June 17, 2019, by and between the Company and EQUINITI TRUST COMPANY, as Warrant Agent, as in effect from time to time.

1.	Payment of Exercise Price (check applicable box).

[                    ] payment in the sum of $                [is enclosed] [has been wire transferred to the Company at the following account:                ] in accordance with the terms of the Warrant.

[                         ] Holder hereby elects to make the payment for the Warrant Shares in accordance with Section 3(a)(ii) of the Agreement.

2.	Confirmation. The undersigned hereby represents and warrants that the Required Consents have been made or obtained, as applicable.

3.

Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in the name of the undersigned or in such other name as is specified below in accordance with Section 3(b) of the Agreement at the following address:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to _____________________________________________________________

and, if such number of Warrants delivered pursuant to Section 3 above shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate bearing the same restrictive legends, if any, for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below its signature.

4.	Representations and Warranties.

(i)	The undersigned hereby certifies:

[CHECK A OR B, AS APPLICABLE]

☐ A. that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended;

[OR]

☐ B. enclosed herewith is an opinion of counsel to the effect that the Warrant and the securities delivered upon exercise thereof either (i) have been registered under the Securities Act or (ii) are exempt from registration thereunder.

*    *    *    *    *

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ACKNOWLEDGMENT

The Company hereby acknowledges receipt of this Exercise Notice and hereby undertakes, in accordance with Section 3(b) of the Agreement, to issue the above indicated number of shares of Common Stock or cash in lieu thereof upon satisfactory receipt of the Warrant Exercise Documentation and the restrictions on exercise and transfer set forth in the Agreement (including as referenced therein the restrictions on exercise and transfer set forth in Warrant Agreement and in the Company’s organizational documents as in effect from time to time), in the name and to the address set forth above by the exercising holder.

MONEYGRAM INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit B

Registration Rights Agreement

[See attached.]

Execution Version

REGISTRATION RIGHTS AGREEMENT

By and Between

RIPPLE LABS INC.

and

MONEYGRAM INTERNATIONAL, INC.

Dated as of June 17, 2019

i

Index of Principal Terms

Defined Term	Page(s)

Action	1
Affiliate	1
Agreement	1
automatic shelf registration statement	14
Beneficial Ownership	1
Beneficially Own	1
Business Day	2
Common Stock	2
Company	1
Company Indemnitees	17
Demand Notice	4
Demand Registration	4
Demand Registration Statement	5
Exchange Act	2
Governmental Entity	2
Holder Indemnitees	16
Holders	2
Holders’ Representative	2
Holding Period	2
indemnified party	17
indemnifying party	17

Investor	1
Issuer Free Writing Prospectus	2
Law	2
Losses	16
Other Securities	2
Person	2
Prospectus	2
Registrable Securities	3
Registration Statement	3
Rule 144	3
Rule 144A	3
SEC	3
Securities Act	3
Selling Holder	3
Short-Form Registration	7
Subsidiary	3
Transfer	3
Transferee	4
Warrant Agent	1
Warrant Agreement	1
WKSI	14

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of June 17, 2019, by and between MoneyGram International, Inc., a Delaware corporation (the “Company”), and Ripple Labs Inc., a Delaware corporation (“Investor”).

WHEREAS, simultaneously with the execution of this Agreement, the Company and Investor are entering into that certain Securities Purchase Agreement (the “SPA”), pursuant to which the Company shall issue, and Investor shall purchase, from time to time as provided therein, shares of common stock, $0.01 par value, of the Company (“Common Stock”) and warrants to purchase Common Stock (“Warrants”);

WHEREAS, simultaneously with the execution of this Agreement, the Company and Equiniti Trust Company, a limited trust company organized under the laws of the State of New York, as warrant agent (the “Warrant Agent”), are entering into that certain Warrant Agreement, dated as of the date hereof (the “Warrant Agreement”), pursuant to which the Warrant Agent will act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants;

WHEREAS, the Company has agreed to provide the Holders (as defined below) with certain rights as set forth herein; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agreement” means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holders” means Investor and any permitted Transferee of Registrable Securities.

“Holders’ Representative” means Investor or any other Holder designated by a majority of the Holders from time to time, in lieu of Investor, as the Holders’ Representative.

“Holding Period” means the period from the date of this Agreement until the end of the Lock-Up Period (as defined in the SPA).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law” means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Other Securities” means shares of equity securities of the Company other than Registrable Securities.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

2

“Registrable Securities” means (i) all shares of Common Stock issued under the SPA, (ii) all shares of Common Stock issuable upon exercise of the Warrants, (iii) all Warrants issued under the SPA, and (iv) any securities issued directly or indirectly with respect to such shares described in clauses (i), (ii) or (iii) because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (ii) (A) in the opinion of counsel to the Company, such securities may be sold within a three-month period following such opinion without registration or volume or other limitations under the Securities Act or any of the rules or regulations promulgated thereunder, including without limitation Rule 144 and (B) the Holder of such Registrable Securities ceases to own more than 2% of the outstanding Common Stock of the Company.

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder” means each Holder of Registrable Securities included in a registration pursuant to Article II.

“Subsidiary” of any Person shall mean those corporations and other entities of which such Person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

3

“Transferee” means any of (i) the transferee of all or any portion of the Registrable Securities held by Investor or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

Registration Rights

Section 2.1 Demand Registrations.

(a) At any time and from time to time following the last day of the Holding Period, the Holders’ Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that in respect of two out of the six Demand Registrations to which the Holders are entitled under this Agreement, a Demand Notice may only be made if the amount of Registrable Securities requested to be registered by the Holders’ Representative is reasonably expected to generate aggregate gross proceeds (prior to deducting underwriting discounts and commissions and offering expenses) of at least $5 million. A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. As promptly as practicable, but no later than 7 Business Days after receipt of a Demand Notice, the Company shall give written notice of such Demand Notice to all Holders of record of Registrable Securities. For purposes of determining the percentage and amount of Registrable Securities Beneficially Owned that are requested to be registered pursuant to this Section 2.1(a), Warrants requested to be registered shall be treated as the underlying shares of Common Stock for which such Warrants are exercisable.

4

(b) Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 30 days after receipt by the Company of such Demand Notice (subject to paragraph (f) of this Section 2.1), a Registration Statement (including, without limitation, on Form S-3 (or any comparable or successor form or forms or any similar short-form registration) by means of a shelf registration pursuant to Rule 415 under the Securities Act, if so requested and the Company is then eligible to use such a registration and if there is no then-currently effective shelf registration statement on file with the SEC which would cover all the Registrable Securities requested to be registered) (a “Demand Registration Statement”) relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders’ Representative and any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Selling Holder) within 20 days after the receipt of the Demand Notice (or 10 days if, at the request of the Holders’ Representative, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3), in accordance with the method or methods of disposition of the applicable Registrable Securities elected by such Holders, and the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(c) If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the amount, price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such demand offering was requested by an Investor or its Affiliates, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder;

(ii) second, the Registrable Securities for which inclusion in such demand offering was requested by the other Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

(iii) third, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder.

5

(d) The Holders collectively shall be entitled to request no more than six Demand Registrations on the Company, and in no event shall the Company be required to effect more than one Demand Registration in any nine-month period.

(e) In the event of a Demand Registration, the Company shall be use reasonable best efforts to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that nothing in this Section 2.1(e) is intended to limit the Company’s obligations to maintain the continuous effectiveness of Short Form Registrations in accordance with the provisions of Section 2.1(i).

(f) The Company shall be entitled to postpone (but not more than once in any six-month period), for a reasonable period of time not in excess of 75 days (and not for periods exceeding, in the aggregate, 100 days during any twelve-month period), the filing or initial effectiveness of a Demand Registration Statement if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide and reasonably imminent material financing of the Company or any reasonably imminent material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

(g) The Holders’ Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement.

(h) No request for registration will count for the purposes of the limitations in Section 2.1(c) if (A) the Holders’ Representative determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company, (B) the Registration Statement relating to such request is not declared effective within 60 days of the date such Registration Statement is first filed with the SEC (other than by reason of the applicable Holders having refused to proceed or a misrepresentation or an omission by the applicable Holders), (C) prior to the sale or distribution of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court, or (D) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the one or more Holders). Notwithstanding anything to the contrary, the Company will pay all expenses (in accordance with Section 2.9) in connection with any request for registration pursuant to this Agreement regardless of whether or not such request counts toward the limitation set forth above.

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(i) Subject to Section 2.5, in addition to the Demand Registrations provided pursuant to this Section 2.1, at all times following the last day of the Holding Period, the Company will use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (including pursuant to Rule 415 under the Securities Act) (“Short-Form Registration”); provided, that, the Company shall file such a Short-Form Registration prior to the expiration of the Holding Period and use reasonable efforts to cause such Short-Form Registration to be effective upon the expiration of the Holding Period and constitute an effective shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities, pursuant to Rule 415 under the Securities Act, to permit the distribution of the Registrable Securities in accordance with the methods of distribution elected by the Holders as of immediately upon the expiration of the Holding Period. In no event shall the Company be obligated to effect any shelf registration other than pursuant to a Short-Form Registration. Upon filing a Short-Form Registration, the Company will use its reasonable best efforts to keep such Short-Form Registration effective with the SEC at all times (notwithstanding anything to the contrary in Section 2.1(d)) and to refile such Short-Form Registration upon its expiration, and to cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration as may reasonably be requested by the Holders’ Representative or as otherwise required, until the Holders no longer hold Registrable Securities.

Section 2.2 Piggyback Registrations.

(a) If, at any time following the last day of the Holding Period, the Company (other than pursuant to Section 2.1) proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan, or (iii) pursuant to a Demand Registration in accordance with Section 2.1 hereof), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give prompt written notice of such proposed filing at least 20 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 2.2(b) hereof, the Company shall use its reasonable best efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from any Holder written requests for inclusion therein within 15 days following receipt of any Piggyback Notice by such Holder, which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 2 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold. There is no limitation on the number of Piggyback Registrations pursuant to this Section 2.2 which the Company is obligated to effect. No Piggyback Registration shall count towards registrations required under Section 2.1.

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(b) If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.2 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) (A) first, all Other Securities being sold by the Company or by any Person (other than a Holder) exercising a contractual right to demand registration or to participate in such demand registration on a primary basis (i.e. not on a piggyback basis) and (B) all holders of Other Securities requesting to be included in such registration pursuant to piggyback registration rights contained in the Registration Rights Agreement dated March 25, 2008 between the Company and the several investors listed on Schedule I thereto (which are affiliates of Thomas H. Lee Advisors, LLC and The Goldman Sachs Group, Inc.) (as amended by Amendment No. 1 thereto dated May 18, 2011); and

(ii) second, among all Holders of Registrable Securities and any other holders of Other Securities requesting to be included in such registration, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.3 Lock-Up Agreements.

(a) Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related Registration Statement (or a Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made; provided, that such Holders shall only be so bound so long as and to the extent that each other stockholder having registration rights with respect to the securities of the Company is similarly bound, and provided further that a request under this Section 2.3(a) shall not be effective more than once in any twelve-month period.

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(b) With respect to each underwritten offering of Registrable Securities covered by a registration pursuant to Section 2.1, the Company agrees not to effect any public sale or distribution, or to file any registration statement (other than (x) any such registration statement required under Section 2.1 or (y) a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related registration statement (or a Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering of Registrable Securities shall be made, in each case, as may be requested by the managing underwriter for such offering; provided, that a request under this Section 2.3(b) shall not be effective more than once in any twelve-month period.

Section 2.4 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to any registration pursuant to Section 2.1 or 2.2 to which the Holders’ Representative, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law.

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(b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c) Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 2.4(o) below) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the existence of any fact of which the Company becomes aware that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e) If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

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(f) Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(g) Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i) Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

(j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States, except as may be required solely as a consequence of the nature of such Selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.

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(k) Upon the occurrence of any event contemplated by Section 2.4(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(n) Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

(o) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the Selling Holders of the Registrable Securities), addressed to each Selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included

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in such Registration Statement, addressed to each Selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(p) Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(q) Cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) taking into account the Company’s business needs; provided, that, neither the Company nor its officers, employees or representatives shall be required to participate in any road show in connection with an offering of Registrable Securities for anticipated aggregate gross proceeds of less than $5 million.

(r) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(s) Take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(t) Use its reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

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To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration request is submitted to the Company, and such Demand Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. Subject to Section 2.5, if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall, upon written request by the Holders’ Representative, refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registrable Securities covered thereunder. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(c)(ii), (c)(iii), or (c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 2.1 and Section 2.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

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Section 2.5 Rule 144. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file or refile any registration statement pursuant to the provisions of Section 2.1(i), or refile any automatic shelf registration statement pursuant to Section 2.4(t), if the Company and the Holders’ Representative shall receive a written opinion from counsel reasonably satisfactory to the Company and the Holders’ Representative that the Holders can sell their Registrable Securities freely under Rule 144 without (x) any limitations on the amount of Registrable Securities which may be sold by the Holders or (y) any other requirement imposed by Rule 144 (including, without limitation, the requirement relating to the availability of current public information with respect to the Company).

Section 2.6 Certain Additional Agreements. If any Registration Statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder; provided, however, that if any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if in such Holder’s sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling Person of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii), if reasonably requested by the Company, such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

Section 2.7 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the

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Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) any violation by the Company of any Law applicable in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, as the case may be, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a Selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.7 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Selling Holder or controlling Person results from the fact that such underwriter or Selling Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or Selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

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(b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder agrees, severally and not jointly with any other Person, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Section 2.7) applicable to it.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably

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satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not (without the written consent of the indemnified party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d) Contribution.

(i) If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) The obligation of any Selling Holder obliged to make contribution pursuant to this Section 2.7(d) shall be several and not joint.

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(e) Additional Provisions.

(i) Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party that is a Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such Holder in the applicable offering exceeds the amount of any damages that such Holder has otherwise been required to pay pursuant to
Section 2.7(b).

(ii) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, partner or controlling Person of such indemnified party and shall survive the Transfer of securities.

(iii) The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Loss is incurred.

(iv) To the extent that any of the Selling Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.7 shall be applicable to the benefit of the Selling Holders in their role as deemed underwriter in addition to their capacity as a Selling Holder (so long as the amount for which any other Selling Holder is or becomes responsible does not exceed the amount for which such Selling Holder would be responsible if the Selling Holder were not deemed to be an underwriter of Registrable Securities) and (ii) the Selling Holders and their representatives shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

Section 2.8 Rule 144; Rule 144A. The Company covenants that it will use reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or Rule 144A under the Securities Act or any similar rules or regulations hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

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Section 2.9 Underwritten Registrations.

(a) If any offering of Registrable Securities pursuant to any Demand Registration or shelf registration is an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Holders’ Representative, not to be unreasonably withheld or delayed. The Company shall have the right to select the investment banker or investment bankers and managers to administer any incidental or Piggyback Registration.

(b) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter, provided that no such person will be required to sell more than the number of Registrable Securities that such Person has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person (other than the Company) shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Person and provided further, that such Person’s (other than the Company’s) liability in respect of such representations and warranties shall not exceed such Person’s net proceeds from the offering.

Section 2.10 Registration Expenses. The Company shall pay all reasonable documented expenses incident to the Company’s performance of or compliance with its obligations under this Article II, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.4(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Company. For the avoidance of doubt, the Company shall pay the fees and disbursements of one firm of counsel for the Holders in connection with each registration under Article II, but the Company shall not pay any underwriting discounts attributable to sales by Holders of Registrable Securities. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

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ARTICLE III

Miscellaneous

Section 3.1 Other Activities; Nature of Holder Obligations.

(a) Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything herein to the contrary, the restrictions contained in this Agreement shall not apply to Common Stock or any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, acquired by an Investor or any of its Affiliates following the effective date of the first Registration Statement of the Company covering Common Stock (or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities) to be sold on behalf of the Company in an underwritten public offering.

(b) Nature of Holders’ Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto or in connection herewith, shall be deemed to constitute the Holders as a partnership, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or any of the transactions contemplated by this Agreement.

Section 3.2 Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of any Holder of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

Section 3.3 Other Registration Rights Agreements. Until after the second Demand Registration, the Company shall not enter into any agreement with respect to any equity securities that grants or provides holders of such securities with registration rights that have terms more favorable than the registration rights granted to Holders of the Registrable Securities in this Agreement unless similar rights are granted to Holders of Registrable Securities. Each party acknowledges that the Company is in the process of negotiating a registration rights agreement with the lenders under the Company’s second lien credit facility and that if such registration rights agreement is executed on substantially similar terms to this Agreement, the granting of registration rights thereunder shall not be in conflict with the terms of this Section 3.3.

Section 3.4 Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

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Section 3.5 Termination. This Agreement shall terminate upon the earlier of such time as there are no Registrable Securities and the tenth anniversary of the date hereof, except for the provisions of Sections 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

Section 3.6 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company and the Holders’ Representative; provided that the written consent of the Company and Investor shall be sufficient in order to effect a modification, amendment or waiver of any provision of this Agreement which (i) affects only the rights of the Company or Investor or (ii) does not adversely affect the rights of any party hereto other than Investor. Any party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.7 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.8 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the SPA and the Warrant Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.9 Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that an Investor may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement. Any such transfer shall be without prejudice to Section 3.3. Any action taken by the Holders’ Representative shall not become void or ineffective as a result of a subsequent change in the identity of the Holders’ Representative.

Section 3.10 Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

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Section 3.11 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.12 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

MoneyGram International, Inc.

2828 N. Harwood St., 15th Floor

Dallas, Texas 75201

Attention: Aaron Henry; Robert Villaseñor

Electronic mail: ahenry@moneygram.com; rvillasenor@moneygram.com with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

2001 Ross Ave.

Suite 3900

Dallas, TX 75201

Attention: Alan Bogdanow; Chris Rowley

Phone: (214) 220-7857; (214) 220-7972

Electronic mail: abogdanow@velaw.com; crowley@velaw.com

If to Investor, to:

Ripple Labs Inc.

315 Montgomery St. Floor 2

San Francisco, CA 94104

Attn: General Counsel

Email: stu@ripple.com

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with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

Attention: Amr Razzak

Email: amr.razzak@skadden.com

and

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Bush Plaza

Suite 1200

San Francisco, CA 94104

Attention: Brooks Stough

Email: bstough@gunder.com

Section 3.13 Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed in all respects by the laws of the State of New York.

(a) Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any Action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal Action or proceeding in relation to this Agreement and for any counterclaim therein.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Lawrence Angelilli
Name: Lawrence Angelilli
Title: Chief Financial Officer

RIPPLE LABS INC.

By:	/s/ Brad Garlinghouse
Name: Brad Garlinghouse
Title: Chief Executive Officer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

MoneyGram International, Inc.

2828 N. Harwood St., 15th Floor

Dallas, Texas 75201

Attention: General Counsel

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of June 17, 2019 (the “Agreement”), by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), and Ripple Labs Inc. Capitalized terms used and not otherwise defined herein are used herein as defined in the Agreement. The undersigned (“Transferee”) hereby: (i) acknowledges receipt of a copy of the Agreement; (ii) notifies the Company that, on [Date], Transferee acquired from [insert name of assigning Holder] (pursuant to a private transfer that was exempt from the registration requirements under the Securities Act) [describe the Registrable Securities that were transferred] (the “Transferred Securities”) and an assignment of such transferor’s rights under the Agreement with respect to the Transferred Securities, and the Transferee has assumed from such transferor the liability of the transferor in respect of any and all obligations under the Agreement related to the Transferred Securities; and (iii) agrees to be bound by all terms of the Agreement with respect to the Transferred Securities applicable to a Holder of such Transferred Securities as if the Transferee was an original signatory to the Agreement. Notices to the Transferee for purposes of the Agreement may be addressed to: [.], [•], Attn: [0], Fax: [0]. This document shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

[Transferee]

[By:]
Name:
[Title:]

cc: [Transferor]

Exhibit C

Form of Additional Closing Officer’s Certificate

[See attached.]

MONEYGRAM INTERNATIONAL, INC.

ADDITIONAL CLOSING OFFICER’S CERTIFICATE

[•], 20[•]

Reference is made to that certain Securities Purchase Agreement (the “Agreement”), dated as of June 17, 2019, by and between MoneyGram International, Inc., a Delaware corporation (the “Company”), and Ripple Labs Inc., a Delaware corporation (“Purchaser”). Defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The undersigned, being the [•]1 of the Company, pursuant to Section 7.1(c) of the Agreement, hereby certifies to Purchaser on and as of the date hereof, in his capacity as an executive officer of the Company, and not individually, as follows:

1.

The Additional Closing Company Representations are true and correct as of the date hereof, with the same effect as though such Additional Closing Company Representations had been made on and as of the date hereof (other than any Additional Closing Company Representation that is made by its terms as of a specified date, which are true and correct as of such specified date);

2.

The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Agreement, and each Transaction Agreement to which the Company is or will be a party, to be performed, satisfied or complied with by the Company at or prior to the date hereof;

3.	No Material Adverse Effect has occurred since the date of the Agreement; and

4.

(A) No Termination Event has occurred since the date of the Agreement and is continuing and (B) no event has occurred since the date of the Agreement and is continuing which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default under the Company’s senior secured first lien term facility (or any successor debt facility) or senior secured second lien term facility (or any successor debt facility).

[Remainder of Page Intentionally Left Blank]

[1]	Note to Draft: To be an executive officer of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

MONEYGRAM INTERNATIONAL, INC.

By:

Name:
Title:

Signature Page to Additional Closing Officer’s Certificate

Exhibit D

Form of Purchaser Observer/Director NDA

[See attached.]

FORM OF

CONFIDENTIALITY AGREEMENT1

THIS CONFIDENTIALITY AGREEMENT (the “Agreement”) is effective as of [•], 20[•], by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), [                     ] (“Observer”), and Ripple Labs Inc., a Delaware corporation (“Purchaser”), and together with the Company and Observer, the “Parties” and each a “Party”). Capitalized terms used but not defined herein have the meanings assigned to such terms in that certain Securities Purchase Agreement (the “SPA”), dated June 17, 2019, between the Company and Purchaser.

WHEREAS, on June 17, 2019, the Company and Purchaser entered into the SPA;

WHEREAS, pursuant to the SPA, and subject to certain conditions and exclusions as set forth therein, Purchaser is entitled to appoint an individual to attend and observe meetings of the Company Board and any Applicable Board Committee in a non-voting capacity (such person, the “Purchaser Observer”);

WHEREAS, Purchaser has appointed Observer as the Purchaser Observer;

WHEREAS, during the course of Observer’s appointment as the Purchaser Observer, Observer will have access to Confidential Information (as defined below) of the Company not readily available to the public; and

WHEREAS, in connection with such appointment and pursuant to the SPA, Observer has agreed to execute this Agreement as reasonably requested by the Company Board.

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company, Observer and Purchaser do hereby covenant and agree as follows:

1. Confidentiality. Except as otherwise provided in Section 2, Observer agrees that it will keep confidential and will not disclose, divulge or use for any purpose (other than (i) for the benefit of the Company or (ii) Observer’s use (but not disclosure) of Confidential Information for Observer to monitor, review and analyze Purchaser’s current and future investment in the Company, the Company’s implementation and use of Purchaser’s xRapid platform or the strategic relationship between Purchaser and the Company, it being understood that any disclosure of Confidential Information by Observer is subject to the terms of this Agreement, including this Section 1 and Section 2) any Confidential Information obtained from the Company (including, without limitation, any Confidential Information received from the Company’s Affiliates, employees, directors or advisors) unless such Confidential Information (a) is known or becomes publicly available (other than as a result of a breach of this Agreement, the SPA or that certain Mutual Confidentiality Agreement, dated May 12, 2017, by and between Ripple Services, Inc. and MoneyGram Payment Systems, Inc. (the “Ripple NDA”)), (b) is or has been independently developed or conceived by Purchaser or its Affiliates or Observer without

[1]	Note to Draft: Confidentiality Agreement with any Ripple director to be in substantially the same form as this Confidentiality Agreement with contextually appropriate changes.

use of the Company’s Confidential Information, or (c) is or has been made known or disclosed to Observer by another Person without a breach of any obligation of confidentiality or duty such Person has to the Company. As used herein, “Confidential Information” shall mean any and all information or data (including non-privileged information) concerning the Company or its Affiliates, whether in verbal, visual, written, electronic or other form, which is disclosed, directly or indirectly, to Observer by the Company or any director, officer, employee, agent or other Representative of the Company (including all notices, minutes, consents and other materials that are non-public information), including analyses, compilations, copies, notes or summaries prepared or created by Observer, Purchaser or any of its Affiliates, or any of their Representatives to the extent that they contain, are based on or otherwise reflect such information or data.

2. Covenants of Purchaser and Observer.

(a) Observer shall, solely for the purpose of allowing Purchaser to monitor, review and analyze Purchaser’s current and future investment in the Company, the Company’s implementation and use of Purchaser’s xRapid platform or the strategic relationship between Purchaser and the Company, have the right to disclose Confidential Information that is not Privileged Confidential Information (as defined below) to Purchaser, its controlled Affiliates or to any of its or their Representatives who (i) have a need to know such information and (ii) are informed of its confidential nature. “Privileged Confidential Information” shall mean Confidential Information (or any portion of any Confidential Information) disclosed to, or obtained by, Observer (1) to the extent marked, designated or labeled as protected by the attorney-client privilege, attorney work-product doctrine or similar protections or privileges and which is, or which would reasonably be expected to be, in fact subject to the attorney-client privilege, attorney-work product doctrine or similar protections (collectively, “Privilege Protections”) or (2) with respect to which the Company, Company Board or any Representative of the Company has informed Observer, either orally or in writing, that it is subject to Privilege Protections. For the avoidance of doubt, Observer shall not disclose Privileged Confidential Information to any Person (other than other members of the Company Board and its counsel), including Purchaser or its controlled Affiliates or any of its or their Representatives.

(b) Observer and Purchaser shall, and Purchaser shall cause Observer to, (i) retain all Confidential Information in strict confidence and in accordance with the terms hereof; (ii) not release or disclose Confidential Information in any manner to any other Person (other than disclosures permitted pursuant to Section 2(a)); provided, however, that the foregoing shall not apply to the extent Purchaser, its Affiliates, any of its or their Representatives or Observer is compelled to disclose Confidential Information by judicial or administrative process or by requirements of law or regulation; provided, further, however, that, to the extent legally permissible, prior written notice of such disclosure shall be given to the Company so that the Company may take action, at its expense, to prevent such disclosure and any such disclosure is limited only to that portion of the Confidential Information which such Person is compelled to disclose.

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(c) Observer and Purchaser, on behalf of itself and Observer, acknowledge that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. None of Purchaser, any of its Affiliates, their Representatives or Observer shall, by virtue of the Company’s disclosure of, or such Person’s use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Company. Purchaser shall be responsible for any breach of this Section 2 by Observer, any of its Affiliates, or its or their Representatives.

(d) Observer and Purchaser, on behalf of itself and Observer, agree that, upon the request of the Company following the termination of Purchaser’s right to designate a Purchaser Observer and Purchaser Director under the SPA, it will (and will cause Observer, its Affiliates and its and their Representatives to) promptly (i) destroy all physical materials containing or consisting of Confidential Information and all hard copies thereof in their respective possession or control; and (ii) destroy all electronically stored Confidential Information in their possession or control; provided, however, that each of Purchaser, its Affiliates, and its and their Representatives may retain any electronic or written copies of Confidential Information as may be (1) stored on its electronic records or storage system resulting from automated back-up systems; (2) required by law, other regulatory requirements, or internal document retention policies; or (3) contained in presentations or minutes of board meetings of Purchaser or its Affiliates; provided, further, however, that any such retained Confidential Information shall remain subject to this Section 2.

3. Securities Law Matters. Purchaser and Observer acknowledge and will advise their respective Affiliates and Representatives that United States securities laws prohibit any Person who has received from an issuer any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

4. Termination. This Agreement and all rights and obligations hereunder shall terminate at the time Observer resigns, is removed or replaced; provided, that the non-use and non-disclosure obligations contained herein shall survive for one year following the date on which Purchaser no longer has the right to designate a Purchaser Observer or Purchaser Director pursuant to the SPA; provided, further, such termination shall not relieve a Party from its responsibilities in respect of any breach of this Agreement prior to such termination.

5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6. Governing Law; Specific Performance. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of laws principles thereof that would cause the application of the Laws of any jurisdiction other than the State of Delaware). Each Party acknowledges that its breach of this Agreement may cause irreparable damage to the other Party and hereby agrees that the other Party may seek injunctive relief under this Agreement for such breach or threatened breach as well as such further relief as may be granted by a court of competent jurisdiction. Such relief shall be available without the obligation to prove any damages underlying such breach, and each Party further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy.

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7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) upon receipt if sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (ii) on the first Business Day following the date of dispatch if delivered by a recognized next day courier service; or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the address set forth on the signature page of the applicable Party to this Agreement or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

8. Successors and Assigns. No Party to this Agreement may assign its rights or obligations under this Agreement without the written consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Company, Observer and Purchaser and their respective successors and permitted assigns.

9. Amendment and Waiver. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by the Company, Observer and Purchaser. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing signed by the Person exercising such waiver.

10. No Other Amendment or Modification. Nothing in this Agreement amends, modifies or waives any Party’s rights or obligations under the SPA or Ripple NDA and such agreements shall remain in full force and effect.

11. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY:

MONEYGRAM INTERNATIONAL, INC.

By:
Name:
Title:

Address:	2828 N. Harwood Street, 15th Floor
Dallas, Texas 75201
Attention: F. Aaron Henry; Robert L.
Villaseñor
Email: ahenry@moneygram.com;
rvillasenor@moneygram.com

SIGNATURE PAGE – CONFIDENTIALITY AGREEMENT

OBSERVER:

[OBSERVER]

Address:

SIGNATURE PAGE – CONFIDENTIALITY AGREEMENT

PURCHASER:

RIPPLE LABS INC.

By:
Name:
Title:

Address:	315 Montgomery St. Floor 2
San Francisco, California 94104
Attention: General Counsel
Email: stu@ripple.com

SIGNATURE PAGE – CONFIDENTIALITY AGREEMENT